Exhibit 1

[TRANSLATION]

JAPAN BANK FOR INTERNATIONAL COOPERATION ACT

(Act No. 39 of 2011)

Amendments

May 30, 2014 by Law No. 44 of 2014

TABLE OF CONTENTS

Chapter 1:	General Provisions (Articles 1 through 5)

Chapter 2:	Officers and Employees (Articles 6 through 10)

Chapter 3:	Operations (Articles 11 through 14)

Chapter 4:	Finance and Accounting (Articles 15 through 37)

Chapter 5:	Miscellaneous Provisions (Articles 38 through 43)

Chapter 6:	Penal Provisions (Articles 44 through 47)

Supplementary Provisions

CHAPTER 1: GENERAL PROVISIONS

Article 1:	Purpose

Japan Bank for International Cooperation shall be a Kabushiki-Kaisha, which has the purpose of contributing to the sound development of Japan and the international economy and society, by taking responsibility for the financial function to promote the overseas development and securement of resources which are important for Japan, to maintain and improve the international competitiveness of Japanese industries and to promote the overseas business having the purpose of preserving the global environment, such as preventing global warming, also providing the financial services that are necessary to prevent disruptions to international financial order or to take appropriate measures with respect to damages caused by such disruption, while having the objective of supplementing the financial transactions implemented by ordinary financial institutions.

Article 2:	Definitions

In this Act, the meaning of the terms listed in each of the following Items shall be as prescribed respectively in those Items.

(1)	“Juridical Persons, etc.” means associations, such as juridical persons, or individuals.

(2)	“Foreign Governments, etc.” means foreign governments, governmental agencies or local governments.

(3)	“Banks, etc.” means the banks set forth in the Banking Act (Act No. 59 of 1981), long-term credit banks set forth in the Long Term Credit Bank Act (Act No. 187 of 1952) and other financial institutions prescribed by a Cabinet Order.

(4)	“Specific Purpose Company, etc.” means the specific purpose company (tokutei mokuteki kaisha) defined in Paragraph 3 of Article 2 of the Act on Securitization of Assets (Act No. 105 of 1998) and the juridical persons that conduct the actions similar to the securitization of assets defined in Paragraph 2 of the same Article as prescribed by the Ordinance of the Ministry of Finance.

(5)	“Trust Company, etc.” means the trust companies defined in Paragraph 2 of Article 2 of the Trust Business Act (Act No. 154 of 2004), the foreign trust companies defined in Paragraph 5 of the same Article or the financial institutions which have obtained the authorization set forth in Paragraph 1 of Article 1 of the Act on Provision, etc. of Trust Business by Financial Institutions (Act No. 43 of 1943).

(6)	“Small and Medium Enterprises” means those who fall under any of the following Items:

a.	Any company whose capital or total amount of contributions does not exceed three hundred million yen (¥300,000,000) (fifty million yen (¥50,000,000) for an enterprise which is principally engaged in a retail or service business, and one hundred million yen (¥100,000,000) for an enterprise which is principally engaged in a wholesale business), and any company and individual whose regular workforce does not exceed three hundred (300) persons (fifty (50) persons for an enterprise which is principally engaged in a retail business, and one hundred (100) persons for an enterprise which is principally engaged in a wholesale or service business), any of which/whom is engaged in a business (hereinafter referred to as the “Small and Medium Enterprise Specific Business”) belonging to the business category prescribed by a Cabinet Order (excluding those which are principally engaged in a business belonging to the business category prescribed by the Cabinet Order provided for in b below); and

b.	Among the companies whose capital or total amount of contributions do not exceed the amount prescribed by a Cabinet Order for each business category, and the companies and individuals whose regular workforce does not exceed the number of employees prescribed by a Cabinet Order for each business category, any of which/whom is principally engaged in a business belonging to the business category prescribed by such Cabinet Order, those engaged in the Small and Medium Enterprise Specific Business.

(7)	“Foreign Juridical Persons, etc. Invested in” means the Juridical Persons, etc. of foreign countries (including the Juridical Persons, etc. of foreign countries having a continuous economic relationship, such as the supply of raw materials or the dispatching of officers, with the Juridical Persons, etc. of Japan) who are related to the contributions to the Juridical Persons, etc. of Japan.

(8)	“Foreign Financial Institutions, etc.” means foreign banks, other financial institutions, and other foreign juridical persons specified by the Minister of Finance.

(9)	“Public/Corporate Bonds, etc.” means (i) public bonds, corporate bonds or any equivalent bond certificates or (ii) beneficial interests in trust.

(10)	“Export of Equipment, etc.” means the export of equipment (including aircraft, ships and rolling stock; the same shall apply hereinafter) and the parts thereof and accessories thereto produced in Japan and other goods produced in Japan, the export of which is recognized to make a remarkable contribution to the development or securement of Japan’s export or import markets, or the provision of the technologies which are recognized to contribute to the development or securement of Japan’s export or import markets or to the promotion of Japan’s economic relations with foreign countries.

(11)	“Import of Important Goods, etc.” means the import or introduction of goods (including equipment) or technologies, which are essential for the sound development of Japan’s trade relations with foreign countries or the national economy.

(12)	“Guarantee, etc. of Liabilities” means the guarantee of liabilities (including any act to assume liabilities which is equivalent to the guarantee of liabilities, only if the liabilities have a guarantee period of more than one (1) year) and the transactions with respect to which the other party(ies) promises to make payment, while Japan Bank for International Cooperation (hereinafter referred to as “JBIC”) promises to make payment in the case any event related to the credit standing of the persons predetermined by JBIC and the other party(ies) has occurred (including those with respect to which the other party(ies) promises to transfer monetary claims, such as loan receivables and Public/Corporate Bonds, etc., upon the occurrence of such event) or similar transactions.

(13)	“Specific Trust” means the trust established by the methods listed in Item (1) of Article 3 of the Trust Act (Act No. 108 of 2006) (limited to those established in a manner of executing a trust agreement set forth in the same Item with the Trust Company, etc.), the trust established by the methods listed in Item (3) of the same Article or any equivalent actions.

(14)	“Co-financing” means the loan of funds by Banks, etc., concurrently with JBIC.

Article 3:	Holding of Shares by Government

The Government shall, at all times, hold the total number of outstanding shares of JBIC.

Article 4:	Government’s Contribution

1.	The Government may, when it finds it to be necessary, make contributions to JBIC within the amount appropriated in the budget.

2.	When a contribution is made by the Government pursuant to the provisions of the preceding Paragraph, JBIC shall, notwithstanding the provisions of Paragraph 2 of Article 445 of the Companies Act (Act No. 86 of 2005), be allowed not to record the amount exceeding half of such contribution amount as the capital. In this case, “this Act” referenced in Paragraph 1 of the same Article shall be deemed to be replaced with “this Act or Japan Bank for International Cooperation Act (Act No. 39 of 2011).”

Article 5:	Limitation, etc. on Use of Name

1.	No person other than JBIC shall use the words “Japan Bank for International Cooperation” in its name.

2.	The provisions of Paragraph 2 of Article 6 of the Banking Act shall not be applied to JBIC.

CHAPTER 2: OFFICERS AND EMPLOYEES

Article 6:	Resolution for Appointment and Removal, etc. of Officers, etc.

1.	The resolution for the appointment and removal of the Officers, etc. (meaning Directors, Executive Officers and Auditor(s); the same shall apply hereinafter) of JBIC shall not take effect unless the authorization of the Minister of Finance is granted.

2.	The resolution for selection and displacement of a Representative Director or Representative Executive Officer of JBIC shall not take effect unless the authorization of the Minister of Finance is granted.

Article 7:	Provisions on Disqualification for Officer, etc.

No employees (other than persons in part-time employment) of the Government or a local government may be the Officers, etc. of JBIC.

Article 8:	Prohibition of Concurrent Holding of Positions by Officers, etc.

No Officers, etc. (other than part-time Officers; the same shall apply in this Article) of JBIC shall become an officer of any for-profit organization other than JBIC or shall engage, for his/her own account, in any business for profit; provided, however, that this shall not apply when the Minister of Finance approve that such concurrent position will not interfere with such Officer’s execution of his/her duties as the Officers, etc. and gives approval.

Article 9:	Confidentiality Obligations of Officers, etc., Accounting Advisor and Employees

No Officers, etc., Accounting Advisor (if the Accounting Advisor is a juridical person, a member who should execute its duties; the same shall apply in the following Article and Article 45 hereof) or employees of JBIC shall disclose or misappropriate any secret they have learned in the course of their duties. The same shall apply after they leave their offices.

Article 10:	Status of Officers, etc., Accounting Advisor and Employees

The Officers, etc., Accounting Advisor or employees of JBIC shall be deemed to be employees engaged in public service in accordance with laws and regulations, in so far as the application of penal provisions such as the Penal Code (Act No. 45 of 1907) is concerned.

CHAPTER 3: OPERATIONS

Article 11:	Scope of Operations

JBIC shall, for attaining its purpose, engage in the operations listed below:

(1)	The loan of funds necessary for the Export of Equipment, etc., the acquisition by assignment of loan receivables related to such funds, the Guarantee, etc. of Liabilities related to such funds, in the case where the Foreign Financial Institutions, etc. or the Foreign Governments, etc. provide the Guarantee, etc. of Liabilities with respect to such funds, the Guarantee, etc. of Liabilities related to such Guarantee, etc. of Liabilities, or the acquisition of the Public/Corporate Bonds, etc. issued in order to procure such funds by certain measures, such as acquisition through subscription;

(2)	The loan of funds necessary to ensure the reliable and timely Import of Important Goods, etc., the acquisition by assignment of loan receivables related to such funds, the Guarantee, etc. of Liabilities related to such funds or the acquisition of the Public/Corporate Bonds, etc. to be issued in order to procure such funds by certain measures, such as acquisition through subscription;

(3)	The loan of funds to be used directly or indirectly for the business which the Juridical Persons, etc. of Japan, Foreign Governments, etc. or Foreign Juridical Persons, etc. Invested in conduct outside Japan, the acquisition by assignment of loan receivables related to such funds, the Guarantee, etc. of Liabilities related to such funds, in the case where the Juridical Persons, etc. of Japan, Foreign Juridical Persons, etc. Invested in, Foreign Financial Institutions, etc. or Foreign Governments, etc. provide the Guarantee, etc. of Liabilities to the Juridical Persons, etc. of foreign countries with respect to such funds, the Guarantee, etc. of Liabilities related to such Guarantee, etc. of Liabilities, or the acquisition of the Public/Corporate Bonds, etc. to be issued in order to procure such funds by certain measures, such as acquisition through subscription;

(4)	(i) The loan to the Foreign Governments, etc., Foreign Financial Institutions, etc. or international organizations, such as the International Monetary Fund, of long-term funds (meaning the funds required to be provided for more than one (1) year; the same shall apply hereinafter) required for their overseas business or the import of goods or introduction of technologies by the foreign country concerned, or funds required to attain the international balance of payments or achieve the stability of the currency of the foreign country concerned, (ii) the acquisition by assignment of loan receivables related to such funds or the Guarantee, etc. of Liabilities related to such funds or (iii) the acquisition of the Public/Corporate Bonds, etc. issued in order to procure such funds by certain measures, such as acquisition through subscription;

(5)	When it is found remarkably difficult for a foreign government or foreign resident to conduct overseas transactions, such as import by reason of the international balance of payments of the foreign country concerned, and it is found urgently necessary, the loan to the governments, governmental agencies or banks of the foreign country concerned, of the short-term funds (meaning the funds required necessary to be provided for one (1) year or less than one (1) year; the same shall apply hereinafter) necessary to facilitate overseas transactions, such as import, until the International Monetary Fund, etc. (meaning international organizations, such as the International Monetary Fund, or governments, governmental agencies or banks of more than two (2) countries other than that foreign country concerned; the same shall apply hereinafter) provides funds to assist the development of the economy of the foreign country concerned (hereinafter referred to as the “Funds for Economic Assistance”);

(6)	The provision of contributions to persons who are carrying on business outside Japan (including those Juridical Persons, etc. of Japan whose sole purpose is to make overseas investments and who make contributions to those carrying on the aforesaid business) to contribute funds required for their business;

(7)	The carrying out of the necessary studies related to the operations listed in each of the preceding Items;

(8)	The provision of information to the users of operations provided by JBIC that pertains to such operations; and

(9)	Any other operations incidental to those listed in each of the preceding Items (excluding those listed in Item (7)).

Article 12:

1.	Among the operations listed in Item (1) of the preceding Article, those which are related to the Export of Equipment, etc. destined for any area other than developing overseas areas (hereinafter referred to as the “Developing Areas”) may be conducted only in the cases listed below:

(1)	when necessary countermeasures are taken in accordance with multilateral arrangements in the case where the Foreign Governments, etc. , in which exporters conduct the export destined for the said area, grant credit, underwrite insurance or provide an interest rate support with more favorable conditions than usual in order to promote the export from such foreign countries; or

(2)	when it is prescribed by a Cabinet Order as being a case recognized especially necessary in order to promote the policies of the Government concerning the maintenance or improvement of the international competitiveness of Japanese industries.

2.	Among the operations listed in Item (1) of the preceding Article, those relating to the funds provided to the Juridical Persons, etc. of Japan may be conducted only in the case where the execution of the export by the Juridical Persons, etc. of Japan has become remarkably difficult due to disruptions to international financial order and the Minister of Finance determines that the exceptions of operations of JBIC are necessary in order to deal therewith.

3.	Among the operations listed in Item (2) of the preceding Article, other than those conducted in order to promote overseas development and securement of resources important for Japan, only those relating to the funds listed below that are the Guarantee, etc. of Liabilities may be conducted:

(1)	funds necessary to import the products, such as aircraft, specified by the Minister of Finance, with respect to which the products produced in Japan are not sufficient to replace and the import to Japan is essential; or

(2)	funds necessary to introduce such technologies specified by the Minister of Finance, with respect to which the technologies of Japan are not sufficient to replace and the introduction to Japan is essential.

4.	Among the operations listed in Item (3) of the preceding Article, those relating to the short-term loans may be conducted only in the case where JBIC has agreed to make loan of funds (excluding short-term funds) set forth in the same Item for the execution of business conducted by the Juridical Persons, etc. of Japan and the Foreign Juridical Persons, etc. Invested in and such loan of funds is recognized especially necessary in order to execute such business.

5.	Among the operations listed in Item (3) of the preceding Article, the operations of provision of the loan of funds necessary for the overseas business to be conducted by the Juridical Persons, etc. of Japan, other than those listed in Item (2) of the following Paragraph, may be conducted only if such loan is provided directly to such Juridical Persons, etc.

6.	Among the operations listed in Item (3) of the preceding Article (excluding those conducted in order to promote overseas development and securement of resources important for Japan), loans to the Juridical Persons, etc. of Japan, other than the loans to the Small and Medium Enterprises, etc. (meaning the Small and Medium Enterprises or medium enterprises specified by the Minister of Finance; hereinafter the same shall apply) may be conducted only in the cases listed below.

(1)	When the Juridical Persons, etc. of Japan begin or expand overseas business, or improve the efficiency thereof by contributing to the foreign juridical persons or accepting the assignment of all or part of the business of the foreign juridical persons (hereinafter referred to as “Contributions, etc.” in this Item), in the case where the loan of funds necessary for such Contributions, etc. is provided (only when it is prescribed by a Cabinet Order as being a case recognized especially necessary in order to promote the policies of the Government concerning the maintenance or improvement of the international competitiveness of Japanese industries).

(2)	When the Banks, etc. provide the loan of funds listed below, in the case where the loan of funds necessary for such loan by such Banks, etc. is provided to such Banks, etc.:

a.	loan of funds set forth in Item (3) of the preceding Article to the Small and Medium Enterprises, etc. or the Foreign Juridical Persons, etc. Invested in related to the contribution of the Small and Medium Enterprises, etc.; or

b.	loan of funds set forth in the preceding Item to the Juridical Persons, etc. of Japan (limited to those prescribed by the Cabinet Order set forth in the same Item).

(3)	When the execution of overseas business of the Juridical Persons, etc. of Japan has become remarkably difficult due to disruptions to international financial order, in the case where the Minister of Finance determines that the exceptions of operations of JBIC are necessary in order to deal therewith.

7.	Among the operations listed in Item (3) of the preceding Article (excluding those conducted in order to promote overseas development and securement of resources important for Japan), with respect to the business in any area other than the Developing Areas may be conducted only when it is prescribed by a Cabinet Order as being a case recognized especially necessary in order to promote the policies of the Government concerning the maintenance or improvement of the international competitiveness of Japanese industries.

8.	The loan to the governments, governmental agencies or banks of foreign countries listed in Item (5) of the preceding Article may be conducted by obtaining the authorization of the Minister of Finance only when the provision of the Funds for Economic Assistance from the International Monetary Fund, etc. is expected to be certain and only in the cases listed below:

(1)	where, by appropriating all or part of the Funds for Economic Assistance from the International Monetary Fund, etc. (excluding JBIC) for the redemption of the funds related to the loan, the redemption is expected to be secured; or

(2)	where adequate underlying assets are secured for the loan.

9.	Among the operations listed in Items (1) through (4) of the preceding Article, the Guarantee, etc. of Liabilities related to the liabilities of any person other than the Juridical Persons, etc. of Japan (excluding those related to the Public/Corporate Bonds, etc.) may be provided only in the cases listed below:

(1)	When the Banks, etc., Foreign Financial Institutions, etc. or Foreign Governments, etc. provide the loan of such funds set forth in Items (1) through (4) of the preceding Article, in the case where the Guarantee, etc. of Liabilities related to such loan is provided (including the case in which the loan receivables related to such loan are assigned to the persons specified by the Minister of Finance);

(2)	In the case where the Guarantee, etc. of Liabilities related to the Guarantee, etc. of Liabilities set forth in Items (1) and (3) of the preceding Article is provided;

(3)	When, among the Guarantee, etc. of Liabilities related to the funds set forth in Item (3) of the preceding Article, the Juridical Persons, etc. of Japan or the Foreign Juridical Persons, etc. Invested in assign the monetary claims related to the overseas business to be conducted by the Juridical Persons, etc. of Japan or the Foreign Juridical Persons, etc. Invested in to the Banks, etc. or Foreign Financial Institutions, etc. and use the proceeds from the assignment for such business, in the case where the Guarantee, etc. of Liabilities related to such monetary claims is provided; or

(4)	When the Banks, etc. or Foreign Financial Institutions, etc. provide the loan of funds set forth in Item (3) of the preceding Article in foreign currency, in the case where the Guarantee, etc. of Liabilities related to swap transactions (transactions listed in Item 5 of Paragraph 22 of Article 2 of the Financial Instruments and Exchange Act (Act No. 25 of 1948)) related to such funds conducted by such Banks, etc. or Foreign Financial Institutions, etc., is provided.

10.	Among the operations listed in Items (1) through (4) of the preceding Article, the Guarantee, etc. of Liabilities (limited to those related to the Public/Corporate Bonds, etc.) and the acquisition of the Public/Corporate Bonds, etc. may be conducted only in the cases listed below (with respect to the operations listed in Items (1) through (3) of the same Article, the cases listed in Items (2) through (6) below shall apply):

(1)	where part of the Public/Corporate Bonds, etc. (limited to those with a redemption period of more than one (1) year; the same shall apply in the following Item and Item (3) below) that were issued by the Foreign Financial Institutions, etc., the Foreign Governments, etc. or international organizations, such as the International Monetary Fund, are acquired;

(2)	where the Public/Corporate Bonds, etc. are acquired and then such Public/Corporate Bonds, etc. are assigned to the Specific Purpose Company, etc. within the period specified by the Minister of Finance or where the Specific Trust is established, the Public/Corporate Bonds, etc. are entrusted to the Trust Company, etc. as assets of such Specific Trust, and then all or part of beneficial interests in such Specific Trust is assigned;

(3)	where the Public/Corporate Bonds, etc. to be issued by the Specific Purpose Company, etc. or the Trust Company, etc. which are secured by loan receivables or the Public/Corporate Bonds, etc. are acquired;

(4)	where the Guarantee, etc. of Liabilities relating to the Public/Corporate Bonds, etc. to be issued by the Foreign Juridical Persons, etc. Invested in, the Foreign Financial Institutions, etc., the Foreign Governments, etc. or international organizations, such as the International Monetary Fund, is provided;

(5)	where the Guarantee, etc. of Liabilities related to such loan receivables, Public/Corporate Bonds, etc. or the monetary claims, which constitute such underlying assets, or the Public/Corporate Bonds, etc. to be issued by the Specific Purpose Company, etc. or the Trust Company, etc. is provided (excluding the Guarantee, etc. of Liabilities related to the Public/Corporate Bonds, etc. to be issued by the Banks, etc.) when the Specific Purpose Company, etc. or the Trust Company, etc. issues the Public/Corporate Bonds, etc. which are secured by loan receivables, the Public/Corporate Bonds, etc. or the monetary claims set forth in Item (3) of the preceding Paragraph; or

(6)	where the Guarantee, etc. of Liabilities related to the borrowing of funds by the Specific Purpose Company, etc. for the purpose of acquiring by assignment, or acquiring, such loan receivables or Public/Corporate Bonds, etc., which constitute such underlying assets, is provided when the Specific Purpose Company, etc. issues the Public/Corporate Bonds, etc., which are secured by loan receivables or the Public/Corporate Bonds, etc.

11.	Among the operations listed in Items (1) through (4) of the preceding Article, those listed below shall be conducted only when the loan thereof or the loan related to the loan receivables to be assigned is the Co-financing; provided, however, that this shall not apply, with respect to the operations listed in Item (1) below, in the case where it is recognized that it is remarkably difficult for the Banks, etc. to provide a loan of funds together with JBIC and the loan from JBIC is urgently necessary to attain the purpose of such loan, or if the case falls under any of the cases listed in Item (2) of Paragraph 6 hereof, with respect to the operations listed in Item (2) below, in the case where the loan receivables to the Foreign Juridical Persons, etc. Invested in with a redemption period of more than one (1) year are acquired by assignment within the period specified by the Minister of Finance for the purpose of assigning the same to the Specific Purpose Company, etc. or for the purpose of establishing the Specific Trust, with respect to the same, in the Trust Company, etc. and assigning all or part of the beneficial interest in such Specific Trust:

(1)	loan of funds pursuant to the provisions of Items (1) through (3) of the preceding Article made to the Juridical Persons, etc. of Japan; or

(2)	acquisition by assignment of the loan receivables pursuant to the provisions of Items (1) through (4) of the preceding Article.

12.	The operations listed in Item (7) of the preceding Article may be conducted only if they are the minimum necessary to promote the performance of the operations listed in Items (1) through (6) of the same Article smoothly and effectively.

Article 13:	Practice of the Operation

1.	The loan of funds, the acquisition by assignment of loan receivables, the acquisition of the Corporate/Public Bonds, etc., the Guarantee, etc. of Liabilities or the provision of contributions pursuant to the provisions of Items (1) through (6) of Article 11 hereof may be conducted only when the repayment of the funds so loaned, the collection of loan receivables so acquired, the redemption of Corporate/Public Bonds, etc. so acquired, the performance of the liabilities so guaranteed, etc. or the realization of profits that enable the payment of dividends resulting from business so contributed is recognized as being certain.

2.	The conditions, such as the interest rates of loans and yield on assigned loan receivables related to the operations listed in Items (1) through (6) of Article 11, shall be determined in light of usual conditions for transactions by the Banks, etc. or the trends of financial markets, so that revenue of JBIC will be sufficient to cover the expenses therefor.

Article 14:	Delegation of Operations

1.	JBIC may delegate part of its operations exclusively to the financial institutions and other juridical persons prescribed by the Ordinance of the Ministry of Finance (hereinafter referred to as the “Juridical Person Delegated”).

2.	Notwithstanding the provisions of any other Acts, the Juridical Person Delegated may accept the delegation of operations that were delegated by JBIC pursuant to the provisions of the preceding Paragraph.

3.	Any person who is an officer or employee of the Juridical Person Delegated to whom the operations were delegated in accordance with the provisions of Paragraph 1 above and who engages in such delegated operations shall be deemed to be an employee who is engaged in public service in accordance with laws and regulations, in so far as the application of penal provisions, such as the Penal Code, is concerned.

CHAPTER 4: FINANCE AND ACCOUNTING

Article 15:	Business Year

The business year of JBIC shall begin on April 1 of each year and end on March 31 of the following year.

Article 16:	Budget

1.	JBIC shall prepare the budget for revenues and expenditures and submit it to the Minister of Finance for each business year.

2.	The revenues set forth in the preceding Paragraph mean interest on loans, interest on the Corporate/Public Bonds, etc., dividends on contributions, debt guarantee fees and other incomes related to asset management and miscellaneous incidental income, and the expenditures set forth in the same Paragraph mean expense of operations, business entrustment fees, interest on borrowings, interest on bonds and notes and incidental expenses.

3.	Upon receipt of the budget submitted pursuant to the provisions of Paragraph 1 above, the Minister of Finance shall examine such budget and make any necessary adjustments thereto, and obtain the Cabinet’s decision thereon.

4.	After the Cabinet’s decision is made pursuant to the provisions of the preceding Paragraph, the Cabinet shall submit such budget to the Diet together with the national budget.

5.	The form and content of the budget and procedures for the preparation and submission thereof shall be specified by the Minister of Finance.

Article 17:

The documents listed below shall be attached to the budget set forth in the preceding Article:

(1)	Documents concerning the business plan and financial plan for the then current business year;

(2)	The profit and loss statement, balance sheet and list of assets for the business year prior to the preceding business year;

(3)	The estimated profit and loss statement and estimated balance sheet for the preceding and then current business years; and

(4)	Any other reference materials for such budget.

Article 18:	Contingency

JBIC may include contingency in its budget to cover deficits in the budget which may arise from unforeseeable causes.

Article 19:	Decision on Budget

In obtaining the Diet’s approval of the budget of JBIC, the usual procedures for decision of the national budget shall be followed.

Article 20:	Notification Concerning Budget

1.	When the Diet’s approval of the budget of JBIC has been obtained, the Cabinet shall, as approved by the Diet, immediately notify JBIC of such fact through the Minister of Finance.

2.	JBIC shall not implement its budget before it receives notification pursuant to the provisions of the preceding Paragraph.

3.	When notification has been made pursuant to the provisions of Paragraph 1 of this Article, the Minister of Finance shall notify the Board of Audit of Japan of such fact.

Article 21:	Supplementary Budget

1.	JBIC may, if it is necessary to incorporate changes in its budget due to causes that have arisen after the preparation thereof, prepare a supplementary budget and submit it to the Minister of Finance, together with the documents (excluding the estimated profit and loss statement and balance sheet for the preceding business year) listed in Items (1), (3) and (4) of Article 17 hereof which have been modified in the course of the preparation of the supplementary budget; provided, however, that a supplementary budget involving additions to the regular budget may be prepared only when it is particularly imperative due to causes arising after the preparation of the regular budget.

2.	The provisions of Article 16 hereof (excluding Paragraph 1) and the preceding two (2) Articles shall apply mutatis mutandis to the supplementary budget provided for in the preceding Paragraph. In this case, the documents set forth in the preceding Article shall be attached to the supplementary budget to be submitted to the Diet pursuant to the provisions of Paragraph 4 of Article 16, which shall apply mutatis mutandis in this Paragraph.

Article 22:	Provisional Budget

1.	JBIC may, as necessary, prepare a provisional budget related to specific period within a business year and submit it to the Minister of Finance, together with the business plan and financial plan for such period and other documents concerning the reference matters relevant to such provisional budget.

2.	The provisions of Articles 16 (excluding Paragraph 1), 19 and 20 hereof shall apply mutatis mutandis to the provisional budget provided for in the preceding Paragraph. In this case, the documents set forth in the preceding Article shall be attached to the provisional budget to be submitted to the Diet pursuant to the provisions of Paragraph 4 of Article 16, which shall apply mutatis mutandis in this Paragraph.

3.	The provisional budget shall cease to be effective when the Diet’s approval of the regular budget for the relevant business year has been obtained; any expenditure having been made under the provisional budget shall be deemed to have been made out of the regular budget for such relevant business year.

Article 23:	Prohibition of Use of Budget Other Than its Purposes

JBIC shall not use the expenditure budget other than for the purposes specified for such budget.

Article 24:	Appropriation

1.	JBIC may not, without obtaining the approval of the Minister of Finance, appropriate the amount of expenditures designated in the budget.

2.	When the Minister of Finance has given his/her approval pursuant to the preceding Paragraph, such Minister of Finance shall immediately notify the Board of Audit of Japan of such fact.

Article 25:	Use of Contingency

1.	When JBIC makes use of contingency, it shall immediately notify the Minister of Finance of such fact.

2.	Upon receipt of the notification pursuant to the provisions of the preceding Paragraph, the Minister of Finance shall immediately notify the Board of Audit of Japan of such fact.

Article 26:	Submission of Financial Statements

1.	JBIC shall prepare the list of assets every business year.

2.	JBIC shall, within three (3) months after the end of every business year, submit to the Minister of Finance the balance sheets, statements of operations and list of assets (hereinafter referred to as the “Balance Sheets, etc.”) and business report (including the Electro-Magnetic Record (which means the record specified by the Minister of Finance as a record which is produced by electronic, magnetic, or any other means unrecognizable by human perception and which is used for data-processing by a computer; the same shall apply hereinafter) which has recorded the matters to be described in such Balance Sheets, etc. and its business report) for each business year.

Article 27:	Preparation and Submission of Report on Settlement of Accounts

1.	After submitting the Balance Sheets, etc. pursuant to the provisions of Paragraph 2 of the preceding Article, JBIC shall, every business year, prepare a report on the settlement of accounts for the relevant business year (including the Electro-Magnetic Record which has recorded the matters to be described in such report on the settlement of accounts; the same shall apply hereinafter) and submit it to the Minister of Finance, without delay, by attaching the opinion of the Auditor(s) or Audit Committee concerning such report on the settlement of accounts, together with such submitted Balance Sheets, etc.

2.	Upon receiving the report on the settlement of accounts pursuant to the provisions of the preceding Paragraph, the Minister of Finance shall send it to the Cabinet, together with the Balance Sheets, etc. referenced in the same Paragraph.

3.	Upon making the submission pursuant to the provisions of Paragraph 1 of this Article, JBIC shall, without delay, keep the report on the settlement of accounts and the document stating the opinion of the Auditor(s) or Audit Committee at its head office and branch offices and make them available for public inspection during the period prescribed by the Ordinance of the Ministry of Finance.

4.	The form and content of the report on the settlement of accounts shall be specified by the Minister of Finance.

Article 28:	Sending of Report on Settlement of Accounts to Board of Audit of Japan

Upon receiving JBIC’s report on the settlement of accounts pursuant to the provisions of Paragraph 2 of the preceding Article, the Cabinet shall send it, together with the Balance Sheets, etc. set forth in Paragraph 1 of the same Article, to the Board of Audit of Japan no later than November 30 of the following business year.

Article 29:	Submission of Report on Settlement of Accounts to Diet

The Cabinet shall submit JBIC’s report on the settlement of accounts for which the Board of Audit of Japan has finished its inspection, to the Diet, by attaching the Balance Sheets, etc. set forth in Paragraph 1 of Article 27 hereof, together with the settlement of accounts for national revenues and expenditures.

Article 30:	Carryover of Budget

1.	JBIC may not use the expenditure budget for each business year in the following business year; provided, however, that if JBIC has made any contract or conducted another act that leads to JBIC’s payment during the relevant business year and failed to complete the payment of the expenditures during the relevant business year due to any inescapable accident, the expenditure budget related to such payment may be carried over and used in the following business year.

2.	When JBIC intends to perform the carryover pursuant to the proviso of the preceding Paragraph, JBIC shall prepare a carryover statement clarifying the relevant event and amount for each matter, and shall send it to the Minister of Finance and obtain the approval thereof.

3.	When JBIC obtains the approval pursuant to the provisions of the preceding Paragraph, with respect to the expenditures listed in the carryover statement for which the approval has been obtained, a notification concerning the budget shall be deemed to have been provided pursuant to the provisions of Paragraph 1 of Article 20 hereof.

Article 31:	Payment to National Treasury

1.	In the event that the amount of the surplus recorded in the settlement of accounts for each business year exceeds zero, JBIC shall accumulate, as a reserve, the amount calculated in accordance with the standards prescribed by a Cabinet Order, among such surplus, until it reaches the amount prescribed by the Cabinet Order, and if there is still a surplus, JBIC shall pay the amount of such surplus into the National Treasury within three (3) months after the end of such business year.

2.	In the event that the amount of the surplus recorded in the settlement of accounts for each business year falls below zero, JBIC shall allocate such surplus by drawing down the reserve set forth in the preceding Paragraph until the amount of such surplus becomes zero.

3.	The procedures for the payment into the National Treasury pursuant to the provisions of Paragraph 1 of this Article, the account into which such payment is to be made and other necessary matters concerning the payment to the National Treasury shall be prescribed by a Cabinet Order.

4.	JBIC shall not be allowed to make any appropriation of its surplus, such as dividend of its surplus, unless such disposition is made pursuant to the provisions of Paragraphs 1 and 2 of this Article.

Article 32:	Provision of Loans by Government

The Government may provide monetary loans to JBIC.

Article 33:	Borrowings and Corporate Bonds

1.	Borrowings of funds made in order to meet JBIC’s fund requirements for the performance of its operations shall be limited to the borrowings of short-term loans from financial institutions, such as banks, or the borrowings related to the monetary loans obtained from the Government pursuant to the provisions of the preceding Article.

2.	The short-term loans set forth in the preceding Paragraph shall be repaid during the business year in which these borrowings are made; provided, however, that in cases where repayment cannot be made due to shortage of funds, JBIC may reborrow only the amount which cannot be so repaid, with the authorization of the Minister of Finance.

3.	Loans reborrowed pursuant to the proviso of the preceding Paragraph shall be repaid within one (1) year.

4.	Pursuant to the provisions of a Cabinet Order, JBIC shall, every business year, prepare a basic policy concerning the issuance of corporate bonds made in order to meet fund requirements for the performance of its operations and obtain the authorization of the Minister of Finance. When JBIC intends to make any change to the policy, the same shall apply.

5.	When JBIC has issued corporate bonds pursuant to the provisions of preceding Paragraph, it shall, without delay, make a notification of such fact to the Minister of Finance pursuant to the provisions prescribed by a Cabinet Order; provided, however, that this shall not apply if JBIC issues the certificates of corporate bonds, as prescribed by a Cabinet Order, in order to deliver to anyone who has lost such certificates of corporate bonds and, as a result of the issuance of such certificates of corporate bonds, JBIC assumes new liabilities.

6.	The total amount of (i) the outstanding amounts of the short-term loans and the borrowings related to the monetary loans obtained from the Government as set forth in Paragraph 1 of this Article and (ii) the outstanding amount of liabilities relating to the principal amount of corporate bonds set forth in Paragraph 4 of this Article shall not exceed the amount (hereinafter referred to as the “Limitation Amount” in this Article) equivalent to ten (10) times the total amount of the capital and reserves of JBIC (hereinafter referred to as the “Base Amount” in this Article).

7.	Notwithstanding the provisions of the preceding Paragraph, when the issuance of new bonds is necessary to reborrow the issued corporate bonds with respect to corporate bonds set forth in Paragraph 4 of this Article, the corporate bonds may be issued in excess of the Limitation Amount only within the period necessary to make such reborrowing.

8.	The total amount of the outstanding amounts of (i) monetary loans, (ii) acquisition of the receivables related to assignment and the Corporate/Public Bonds, etc., (iii) liabilities relating to the Guarantee, etc. of Liabilities and (iv) contributions, all of which are made pursuant to the provisions of Items (1) through (6) of Article 11 hereof, shall not exceed the aggregate amount of the Base Amount and the Limitation Amount.

Article 34:	Statutory Lien

1.	A holder of JBIC’s corporate bonds shall, with respect to the property of JBIC, have the right to have his/her receivables satisfied in preference to other creditors.

2.	The order of the statutory lien set forth in the preceding Paragraph shall be next to the general liens prescribed by the provisions of the Civil Code (Act No. 89 of 1896).

Article 35:	Government Guarantee

1.	Notwithstanding the provisions of Article 3 of the Act Concerning Restrictions on Financial Assistance by the Government to Corporations (Act No. 24 of 1946), the Government may execute a guarantee agreement with respect to the liabilities related to JBIC’s corporate bonds (excluding the liabilities with respect to which the Government may execute a guarantee agreement under Paragraph 2 of Article 2 of the Act on Special Measures Pertaining to the Acceptance of Foreign Capital from the International Bank for Reconstruction and Development, etc. (Act No. 51 of 1953) (referred to as the “Foreign Capital Acceptance Act” in the following Paragraph and Paragraph 1 of Article 16 of the Supplementary Provisions)) within the scope of the amount fixed by the budget.

2.	Among the amount fixed by the budget set forth in the preceding Paragraph, the amount of liabilities related to the corporate bonds issued in a foreign country and denominated in Japanese currency may be fixed by adding up to the amount fixed by the budget as set forth in Paragraph 2 of Article 2 of the Foreign Capital Acceptance Act, when it is difficult to fix the said amount of liabilities separately from the said amount fixed by the budget set forth in the same paragraph of the Foreign Capital Acceptance Act.

3.	The Government may, in addition to the provisions of Paragraph 1 of this Article, execute a guarantee agreement with respect to the liabilities related to the certificates of corporate bonds or coupons thereof, which are issued by JBIC, pursuant to the provisions prescribed by a Cabinet Order, in order to deliver to a person who has lost the certificates of corporate bonds or coupons thereof.

Article 36:	Investment of Surplus Funds

JBIC shall not invest any surplus funds of its business except by means of:

(1)	Acquisition of national government bonds, local government bonds or government-guaranteed bonds (which mean the bonds for which the redemption of its principal and payment of interest thereon are guaranteed by the Government) and other securities designated by the Minister of Finance;

(2)	Deposit with the Fiscal Loan Fund;

(3)	Deposit with banks or other financial institutions designated by the Minister of Finance;

(4)	Holding of negotiable deposit certificates;

(5)	Money trust to the financial institutions engaging in trust business (which mean the financial institutions that have obtained the authorization set forth in Paragraph 1 of Article 1 of the Act on Provision, etc. of Trust Business by Financial Institutions);

(6)	Lending of call funds; or

(7)	Means prescribed in the Ordinance of the Ministry of Finance as the means equivalent to the means listed in each of the preceding Items.

Article 37:	Delegation to Ordinance of Ministry of Finance

In addition to those provided for in this Act and Cabinet Orders thereunder, the matters necessary with respect to the finance and accounting of JBIC shall be prescribed by the Ordinance of the Ministry of Finance.

CHAPTER 5: MISCELLANEOUS PROVISIONS

Article 38:	Supervision

1.	The Minister of Finance shall supervise JBIC in accordance with the provisions of this Act.

2.	With respect to the management or administration of JBIC, in the case where the Minister of Finance finds that there is a violation of laws and regulations or the Articles of Incorporation or any grossly unjust matter exists and in other cases where they find it necessary for the enforcement of this Act, the Minister of Finance may issue JBIC orders concerning its operations as are necessary for the supervision.

Article 39:	Report and Inspection

1.	If the Minister of Finance finds it necessary for the enforcement of this Act, the Minister of Finance may cause JBIC or the Juridical Person Delegated to submit reports or may cause its officials to enter the facilities of JBIC or of the Juridical Person Delegated, such as the offices to inspect the accounting books, documents and other necessary objects; provided, however, that, with respect to the Juridical Person Delegated, such action shall be limited to the scope of operations delegated to it by JBIC.

2.	When an official of the Minister of Finance carries out an on-site inspection pursuant to the provisions of the preceding Paragraph, he/she shall carry with him/her identification certifying his/her status and present it to parties concerned.

3.	The authority to carry out the on-site inspection pursuant to the provisions of Paragraph 1 above shall not be construed to be that given for the investigation of a criminal offense.

Article 40:	Delegation of Authority

1.	The Minister of Finance may, as prescribed by a Cabinet Order, delegate part of the authority to carry out an on-site inspection pursuant to the provisions of Paragraph 1 of the preceding Article to the Prime Minister.

2.	If the Prime Minister has carried out an on-site inspection pursuant to the provisions of Paragraph 1 of the preceding Article on the basis of the delegation pursuant to the provisions of the preceding Paragraph, he/she shall promptly submit a report of the results of the inspection to the Minister of Finance.

3.	The Prime Minister shall delegate both the authority delegated pursuant to the provisions of Paragraph 1 above and the authority set forth in the provisions of the preceding Paragraph to the Commissioner of Financial Services Agency.

4.	The Commissioner of Financial Services Agency may, as prescribed by a Cabinet Order, delegate all or part of the authority delegated pursuant to the provisions of the preceding Paragraph, to Director-General of the Local Finance Bureau or the Director-General of the Local Finance Branch Bureau.

5.	Part of the authority of the Minister of Finance set forth in this Act (excluding that delegated to the Prime Minister pursuant to the provisions of Paragraph 1 above) may, as prescribed by a Cabinet Order, be delegated to the Director-General of the Local Finance Bureau or the Director-General of the Local Finance Branch Bureau.

Article 41:	Articles of Incorporation

1.	In the Articles of Incorporation of JBIC, in addition to the matters listed in each of the Items of Article 27 of the Companies Act, matters relating to the procedures and requirements for the appointment of a person to assume management responsibility from among the Representative Directors or Representative Executive Officers shall be described or recorded.

2.	With respect to the matters related to the requirements for the appointment of a person to assume management responsibility set forth in the preceding Paragraph, the provisions that the requirements listed below be satisfied shall be incorporated:

(1)	A person who has discernment and the capability recognized as necessary in light of the purposes set forth in Article 1 hereof and the operations set forth in Article 11 hereof shall be appointed; and

(2)	Due consideration shall be required in order to avoid automatically appointing such persons who have held certain specific governmental positions.

3.	The resolution for the amendment of the Articles of Incorporation of JBIC shall not take effect unless the authorization of the Minister of Finance is granted.

Article 42:	Merger, Company Split, Share Exchange, Assignment and Acceptance of Assignment of Business and Dissolution

Notwithstanding the provisions of Part II, Chapters VII and VIII and Part V, Chapters II, III and IV, Section I of the Companies Act, the merger, company split, share exchange, assignment and acceptance of assignment of all or part of business, to which JBIC becomes a party, and dissolution of JBIC shall be provided for separately by an Act.

Article 43:	Exclusion from Application, etc. of Financial Instruments and Exchange Act

1.	When JBIC performs the actions listed in each of the Items of Paragraph 8 of Article 2 of the Financial Instruments and Exchange Act pursuant to the provisions of Article 11, the provisions of Article 29 of the same Act shall not apply.

2.	In the case set forth in the preceding Paragraph, JBIC shall be deemed as the Financial Instruments Business Operator defined in Paragraph 9 of Article 2 of the Financial Instruments and Exchange Act, and the provisions of Chapter III, Section I, Subsection V and Section II (excluding Article 35, Article 35-2, Articles 36-2 through 36-4, Item (2) of Paragraph 1 of Article 37, Item (2) of Paragraph 1 of Article 37-3 and Article 37-7) of the same Act and the provisions of Chapters VIII and VIII-II of the same Act relating to such provisions shall apply.

3.	When JBIC performs the actions listed in each of the Items of Paragraph 1 of Article 63 of the Financial Instruments and Exchange Act pursuant to the provisions of Article 11 hereof, the provisions of Paragraph 2 of the said Article 63 shall not apply.

4.	In the case set forth in the preceding Paragraph, JBIC shall be deemed as the Financial Instruments Business Operator defined in Paragraph 9 of Article 2 of the Financial Instruments and Exchange Act, and the provisions of Article 38 (limited to the portions relating to Item (1)) and Article 39 of the same Act and the provisions of Chapters VIII and VIII-II of the same Act related to such provisions shall apply.

CHAPTER 6: PENAL PROVISIONS

Article 44:

Any person who has disclosed or misappropriated any secret in violation of the provisions of Article 9 hereof shall be punished by imprisonment with work for not more than one (1) year or by a fine of not more than five hundred thousand yen (¥500,000).

Article 45:

A Director, Executive Officer, Accounting Advisor, Auditor or employee of JBIC, or an officer or employee of the Juridical Person Delegated who has failed to submit reports pursuant to the provisions of Paragraph 1 of Article 39 hereof or submitted false reports on the matters to be reported pursuant to the provisions of the same Paragraph, or refused, obstructed or evaded an inspection to be carried out pursuant to the provisions of the same Paragraph shall be punished by a fine of not more than three hundred thousand yen (¥300,000).

Article 46:

A Director, Executive Officer, Accounting Advisor or the member who should execute the duties of such Accounting Advisor, or Auditor of JBIC who falls under any of the following Items shall be punished by a non-penal fine of not more than one million yen (¥1,000,000):

(1)	When he/she has failed to obtain the authorization or approval of the Minister of Finance in the case where such authorization or approval is required by the provisions of this Act;

(2)	When he/she has failed to make a notification to the Minister of Finance in the case where such notification is required by the provisions of this Act;

(3)	When he/she has conducted any operations other than those set forth in Article 11 hereof or has conducted the operations set forth in Article 11 hereof in violation of the provisions of Article 12 hereof;

(4)	When he/she has borrowed funds or issued corporate bonds in violation of the provisions of Paragraph 6 of Article 33 hereof, or he/she has provided monetary loans, acquired loan receivables by assignment, acquired the Corporate/Public Bonds, etc., provided the Guarantee, etc. of Liabilities or made contributions in violation of the provisions of Paragraph 8 of the same Article;

(5)	When he/she has invested the surplus funds having arisen in the course of the conduct of operations in violation of the provisions of Article 36 hereof; or

(6)	When he/she has violated an order of the Minister of Finance issued pursuant to the provisions of Paragraph 2 of Article 38 hereof.

Article 47:

Any person who has violated the provisions of Paragraph 1 of Article 5 hereof shall be punished by a non-penal fine of not more than one hundred thousand yen (¥100,000).

SUPPLEMENTARY PROVISIONS

Article 1:	Effective Date

This Act shall come into force as of the date of its promulgation; provided, however, that the provisions of Paragraph 1 of Article 5 and Article 47 hereof and the provisions of Articles 22 through 51 of the Supplementary Provisions hereof shall come into force as of April 1, 2012.

Article 2:	Organizing Members

The Minister of Finance shall appoint the Organizing Members and cause them to perform the duties of incorporators with respect to the incorporation of JBIC.

Article 3:	Articles of Incorporation

1.	The Organizing Members shall prepare the Articles of Incorporation of JBIC and obtain the authorization of the Minister of Finance.

2.	When the Minister of Finance intends to grant the authorization set forth in the preceding Paragraph, the Minister of Finance shall consult with the Minister of Defense in advance.

Article 4:	Shares Issued upon Incorporation of JBIC

The matters listed below concerning the shares issued upon the incorporation of JBIC and the total number of shares that JBIC may issue shall be prescribed in its Articles of Incorporation. In this case, the matters listed in Item (3) below shall, in accordance with the separation of accounting prescribed in Article 18-2 of the Act on Special Measures concerning Smooth Implementation of Realignment of United States Forces in Japan (Act No. 67 of 2007) after revision (hereinafter referred to as the “New Force Realignment Special Measures Act”) by the provisions of Article 47 of the Supplementary Provisions hereof, be allocated for each account related to the operations listed in each Item of Article 18-2 of the New Force Realignment Special Measures Act:

(1)	The number of shares (if JBIC intends to be incorporated as a company with class shares, the classes of such shares and the number of shares for each of such classes);

(2)	Amount to be paid in for shares (which means the amount of money to be paid in exchange for one (1) share or property (other than money) delivered in exchange therefor); and

(3)	The matters concerning the amount of capital and capital reserve.

Article 5:	Subscription for Shares

1.	The total number of shares issued upon the incorporation of JBIC shall be subscribed for by Japan Finance Corporation (hereinafter referred to as “JFC”), and the Organizing Members shall allocate such total number of shares to JFC.

2.	The Government shall exercise the right of share subscribers concerning the incorporation of JBIC through the shares allocated pursuant to the provisions of the preceding Paragraph.

Article 6:	Contribution

JFC shall, upon the incorporation of JBIC, contribute to JBIC the properties of JFC (excluding the assets succeeded by the Government pursuant to the provisions of Paragraph 6 of Article 12 of the Supplementary Provisions hereof) that are related to (i) the operations listed in Item (6) of Article 41 of the Japan Finance Corporation Act (Act No. 57 of 2007) prior to revision (hereinafter referred to as the “Former JFC Act”) by the provisions of Article 46 of the Supplementary Provisions hereof (such Item (6) shall apply by making replacements pursuant to the provisions of Paragraph 2 of Article 37 of the Supplementary Provisions of the Former JFC Act) and (ii) the Financial Operations for Facilitating Realignment of United States Forces in Japan that are prescribed in Article 16 of the Act on Special Measures concerning Smooth Implementation of Realignment of United States Forces in Japan prior to revision (hereinafter referred to as the “Former Force Realignment Special Measures Act”) by the provisions of Article 47 of the Supplementary Provisions hereof. (The operations stated in (i) and (ii) above are hereinafter collectively referred to as the “Japan Bank for International Cooperation’s Former Operations, etc.”)

Article 7:	Organizational Meeting

When applying the provisions of Paragraph 1 of Article 65 of the Companies Act, which are related to the incorporation of JBIC, “on and after either the date under Item (iii) of Article 58(1) or the last day of the period under such Item, whichever comes later” referenced in the same Paragraph shall be deemed to be replaced with “after the allocation of shares made pursuant to the provisions of Paragraph 1 of Article 5 of the Supplementary Provisions of Japan Bank for International Cooperation Act (Act No. 39 of 2011).”

Article 8:	Establishment of JBIC

The delivery of properties related to the contribution made by JFC pursuant to the provisions of Article 6 of the Supplementary Provisions hereof shall be made at the time of the enforcement of the provisions of Article 46 of the Supplementary Provisions hereof and, notwithstanding the provisions of Article 49 of the Companies Act, JBIC shall be established at that time.

Article 9:	Registration of Incorporation

JBIC shall, notwithstanding the provisions of Paragraph 1 of Article 911 of the Companies Act, register its incorporation without delay after the establishment of JBIC.

Article 10:	Transfer to Government Without Compensation

1.	JBIC’s shares acquired by JFC through making contributions shall, upon the establishment of JBIC, be transferred to the Government without compensation.

2.	JBIC’s shares to be transferred to the Government without compensation pursuant to the provisions of the preceding Paragraph shall, as prescribed by a Cabinet Order, belong to the general account or the special account for fiscal investments and loan programs.

Article 11:	Exclusion from Application of Companies Act

The provisions of Article 30 of the Companies Act and Part II, Chapter I, Section 3 thereof shall not apply to the incorporation of JBIC.

Article 12:	Succession, etc. of Rights and Obligations

1.	Among the rights and obligations which JFC actually has upon the establishment of JBIC, those rights and obligations related to the Japan Bank for International Cooperation’s Former Operations, etc., except for the assets succeeded by the Government pursuant to the provisions of Paragraph 6 of this Article, shall be succeeded by JBIC upon the establishment of JBIC, pursuant to the written succession plan that prescribes the necessary matters concerning the succession of rights and obligations.

2.	The written succession plan set forth in the preceding Paragraph shall be prepared by JFC in accordance with the standards prescribed by a Cabinet Order and shall be authorized by the Minister of Finance.

3.	If JBIC succeeds to any of the rights and obligations of JFC pursuant to the provisions of Paragraph 1 of this Article, JFC shall, upon the succession, decrease its capital by the total amount of the amount of the capital belonging to the account related to the operations listed in Item (6) of Article 41 of the Former JFC Act and the amount of the capital belonging to the Financial Account Related to the Financial Operations for Facilitating Realignment of United States Forces in Japan that is prescribed in Article 18 of the Former Force Realignment Special Measures Act, and shall decrease its reserves by the total amount of the amount of the reserve belonging to the account related to the operations listed in Item (6) of Article 41 of the Former JFC Act and the amount of the reserve belonging to the Financial Account Related to the Financial Operations for Facilitating Realignment of United States Forces in Japan that is prescribed in Article 18 of the Former Force Realignment Special Measures Act.

4.	The provisions of Articles 447 through 449 of the Companies Act shall not apply to the decrease in the amounts of capital and reserves made pursuant to the provisions of the preceding Paragraph.

5.	The provisions of Article 70 of the Commercial Registration Act (Act No. 125 of 1963) shall not apply to the registration of a change due to the decrease in the amount of capital made pursuant to the provisions of Paragraph 3 of this Article.

6.	Among the rights which JFC actually has upon the establishment of JBIC (limited to those rights related to the Japan Bank for International Cooperation’s Former Operations, etc.), the assets recognized as unnecessary for JBIC to smoothly perform operations in the future shall be succeeded by the Government upon the establishment of JBIC.

7.	The scope of assets succeeded by the Government pursuant to the provisions of the preceding Paragraph and other matters necessary for the succession of such assets to the Government shall be prescribed by a Cabinet Order.

8.	The appropriation and payment to the national treasury of the surplus made pursuant to the provisions of Article 47 of the Former JFC Act that are related to the business year of JFC commencing on April 1, 2011 (limited to such appropriation and payment related to the account related to the operations listed in Item (6) of Article 41 of the Former JFC Act and the Financial Account Related to the Financial Operations for Facilitating Realignment of United States Forces in Japan that is prescribed in Article 18 of the Former Force Realignment Special Measures Act) shall be made by JBIC through the application of the provisions heretofore in force.

Article 13:	Values of Properties Succeeded

1.	The values of the assets and liabilities succeeded by JBIC from JFC (in the following Paragraph, referred to as the “Succeeded Properties”) shall be the values assessed by the Evaluation Committee.

2.	If the Evaluation Committee make an assessment pursuant to the provisions of the preceding Paragraph, the then current values of the Succeeded Properties on the date of the establishment of JBIC shall be used as the base values; provided, however, that if it is admitted that, taking into consideration the details of the Succeeded Properties, such as the kinds and uses thereof, use of the then current values of the Succeeded Properties as base values is inappropriate, the Evaluation Committee shall be allowed not to base their assessment on the then current values of the Succeeded Properties.

3.	In addition to the matters prescribed in the preceding two (2) Paragraphs, the Evaluation Committee and other matters necessary for an assessment shall be prescribed by a Cabinet Order.

Article 14:	Accounts for Succeeded Properties

If the assets and liabilities are succeeded by JBIC from JFC, the assets and liabilities listed in each of the following Items shall, upon such succession, be allocated as the assets and liabilities belonging to the account set forth in each of such Items, respectively:

(1)	The assets and liabilities related to the operations listed in Item (6) of Article 41 of the Former JFC Act, which shall apply by making replacements pursuant to the provisions of Paragraph 2 of Article 37 of the Supplementary Provisions of the Former JFC Act: The account related to the operations listed in Item (1) of Article 18-2 of the New Force Realignment Special Measures Act; and

(2)	The assets and liabilities related to the Financial Operations for Facilitating Realignment of United States Forces in Japan that are prescribed in Article 16 of the Former Force Realignment Special Measures Act: The account related to the operations listed in Item (2) Article 18-2 of the New Force Realignment Special Measures Act.

Article 15:

1.	In the case where an allocation is made pursuant to the provisions of the preceding Article, the amount obtained by reducing, for each account related to the operations listed in each Item of Article 18-2 of the New Force Realignment Special Measures Act, the total amounts of (i) liabilities belonging to such account and (ii) capital and capital reserve belonging to such account from the amount of assets belonging to such account shall be allocated as the amount of the surplus belonging to such account.

2.	In the case of the preceding Paragraph, if the amount of the surplus belonging to each account exceeds zero, such amount shall be the retained earnings reserve belonging to such account.

3.	In the cases of the preceding two (2) Paragraphs, the amount of the surplus at the time of the incorporation of JBIC shall be the total amount of the surpluses belonging to all the accounts of JBIC, and the amount of the retained earnings reserve at the time of the incorporation of JBIC shall be the total amount of the retained earnings reserves belonging to all the accounts of JBIC.

Article 16:	Transitional Measures Necessary in Connection with Succession of Rights and Obligations

1.	The guarantee contracts prescribed in each of the following Items and executed by the Government with respect to the liabilities related to the bonds listed in each of such Items and succeeded by JBIC pursuant to the provisions of Paragraph 1 of Article 12 of the Supplementary Provisions hereof shall survive such succession with the conditions in force before such succession with respect to such liabilities related to such bonds. With respect to public dues, such as taxes, on the interest and redemption gain on the bonds listed below and related to the guarantee contracts executed pursuant to the provisions of Article 2 of the Foreign Capital Acceptance Act among such guarantee contracts, the provisions in force before such succession shall remain applicable.

(1)	Corporate bonds set forth in Paragraph 2 of Article 50 of the Former JFC Act:

Guarantee contracts executed pursuant to the provisions of Article 55 of the Former JFC Act or Article 2 of the Foreign Capital Acceptance Act

(2)	The Japan Bank for International Cooperation Bonds set forth in Paragraph 1 of Article 45 of Japan Bank for International Cooperation Act (Act No. 35 of 1999) prior to the abolishment made pursuant to the provisions of Article 42 of the Supplementary Provisions of the Former JFC Act (hereinafter referred to as the “Former Japan Bank for International Cooperation Act”):

Guarantee contracts executed pursuant to the provisions of Article 47 of the Former Japan Bank for International Cooperation Act or Article 2 of the Foreign Capital Acceptance Act prior to revision by the provisions of Article 13 of the Act Concerning Adjustment of Relevant Acts as a Consequence of the Japan Finance Corporation Act (Act No. 58 of 2007)

(3)	Foreign currency bonds, etc. set forth in Paragraph 1 of Article 39-2 of the Export-Import Bank of Japan Act (Act No. 268 of 1950) prior to the abolishment made pursuant to the provisions of Article 15 of the Supplementary Provisions of the Former Japan Bank for International Cooperation Act (hereinafter referred to as the “Former Export-Import Bank Act”):

Guarantee contracts executed pursuant to the provisions of Article 39-3 of the Former Export-Import Bank Act or Article 2 of the Foreign Capital Acceptance Act prior to revision by the provisions of Article 23 of the Supplementary Provisions of the Former Japan Bank for International Cooperation Act

2.	The provisions of Article 34 hereof shall apply to the bond listed in each of the Items of the preceding Paragraph, by deeming these bonds as the corporate bonds of JBIC.

Article 17:

1.	If the obligations related to the Japan Bank for International Cooperation’s Former Operations, etc. are succeeded by JBIC pursuant to the provisions of Paragraph 1 of Article 12 of the Supplementary Provisions hereof, the parties prescribed in each of the following Items shall jointly and severally be liable for repayment of the liabilities related to all of the bonds listed in each of such Items that have been issued at the time of such succession.

(1)	The Japan Bank for International Cooperation Bonds set forth in Paragraph 1 of Article 45 of Japan Bank for International Cooperation Act prior to revision by the provisions of Article 11 of the Supplementary Provisions of the Act Concerning Partial Amendment of the Act on the Japan International Cooperation Agency, Independent Administrative Agency (Act No. 100 of 2006) and the foreign currency bonds, etc. set forth in Paragraph 1 of Article 39-2 of the Former Export-Import Bank Act:

JBIC and the Japan International Cooperation Agency, Independent Administrative Agency

(2)	Corporate bonds issued pursuant to the provisions of Articles 49 and 50 of the Former JFC Act:

JBIC and JFC

2.	A holder of the bonds listed in each of the Items of the preceding Paragraph shall, with respect to the properties of the parties listed in each of such Items, have the right to have his/her receivables satisfied in preference to other creditors.

3.	The order of the statutory lien set forth in the preceding Paragraph shall be next to the general statutory liens prescribed by the provisions of the Civil Code.

Article 18:	Exclusion from Taxation

1.	No registration license taxes shall be imposed with respect to the registration or recording made as a result of JBIC’s succession of rights under the provisions of Paragraph 1 of Article 12 of the Supplementary Provisions hereof to the extent that such registration or recording is made within one (1) year from the time of the establishment of JBIC.

2.	No real property acquisition taxes or automobile acquisition taxes may be imposed on acquisition of real property or automobiles as a result of JBIC’s succession of rights under the provisions of Paragraph 1 of Article 12 of the Supplementary Provisions hereof.

Article 19:	Special Provisions on JFC’s Operations

In addition to the operations set forth in Article 11 of the Japan Finance Corporation Act, JFC may, by obtaining the authorization of the Minister of Finance, engage in the operations listed below for the period from the date of the enforcement of this Act through March 31, 2012, so that JBIC can start its operations smoothly at the time of its establishment. In this case, in terms of applying the provisions, such as those of supervision, to the operations listed below conducted by JFC, such operations shall be deemed as meaning the operations set forth in Item (4) of Paragraph 1 of the same Article.

(1)	Among the operations listed in Item (1) of Article 11 hereof, those which are related to the Export of Equipment, etc. destined for any area other than developing areas, except for the Guarantee, etc. of Liabilities related to the Guarantee, etc. of Liabilities (limited to the cases corresponding to the case listed in Item (2) of Paragraph 1 of Article 12 hereof);

(2)	Among the operations listed in Item (3) of Article 11 hereof, loans of short-term funds made pursuant to the provisions of Paragraph 4 of Article 12 hereof; and

(3)	Among the operations listed in Item (3) of Article 11 hereof, loans to the Juridical Persons, etc. of Japan, other than the loans to the Small and Medium Enterprises, etc. (limited to the cases corresponding to the case listed in Item (1) or (2) of Paragraph 6 of Article 12 hereof).

Article 20:	Special Provisions on JBIC’s Operations

1.	JBIC may, in addition to the operations set forth in Article 11 hereof, engage in the operations to perform the management and collection of the loan receivables related to the Japan Bank for International Cooperation’s Former Operations, etc. conducted by JFC before the enforcement of the provisions of Article 46 of the Supplementary Provisions hereof (excluding those corresponding to the operations set forth in Article 11 hereof and including the operations incidental to the operations to perform such management and collection) until the collection of such loan receivables is completed.

2.	If JBIC engages in the operations to perform the management and collection set forth in the preceding Paragraph pursuant to the provisions of the same Paragraph, for the purpose of applying the provisions of Paragraphs 1 and 3 of Article 43 and Item 3 of Article 46 hereof and the provisions of Article 18-2 of the New Force Realignment Special Measures Act, “Article 11 hereof” referenced in Paragraphs 1 and 3 of Article 43 hereof shall be deemed to be replaced with “Article 11 hereof or Paragraph 1 of Article 20 of the Supplementary Provisions hereof”; “other than those set forth in Article 11 hereof” referenced in Item 3 of Article 46 hereof shall be deemed to be replaced with “other than those set forth in Article 11 hereof and Paragraph 1 of Article 20 of the Supplementary Provisions hereof”; and “The operations listed in each Item of Article 11 of Japan Bank for International Cooperation Act” referenced in Item 1 of Article 18-2 of the New Force Realignment Special Measures Act shall be deemed to be replaced with “The operations listed in each Item of Article 11 of Japan Bank for International Cooperation Act and the operations to perform the management and collection set forth in Paragraph 1 of Article 20 of the Supplementary Provisions of the same Act.”

Article 21:	Delegation to Cabinet Orders

In addition to those prescribed in Article 2 of the Supplementary Provisions hereof through the preceding Article, the matters necessary with respect to the incorporation of JBIC shall be prescribed by Cabinet Orders.

Article 22:	Partial Revision of the National Diet Library Act

The National Diet Library Act (Act No. 5 of 1948) shall be partially revised, as follows:

The following shall be added to the Paragraph following the Paragraph concerning Okinawa Development Finance Corporation in Schedule I.

Japan Bank for International Cooperation	Japan Bank for International Cooperation Act (Act No. 39 of 2011)

Article 23:	Partial Revision of the Local Tax Act

The Local Tax Act (Act No. 226 of 1950) shall be partially revised, as follows:

In Item (3) of Paragraph 1 of Article 72-4, “, Japan Bank for International Cooperation” shall be added after “Okinawa Development Finance Corporation.”

Article 24:	Partial Revision of the Act on Special Measures Pertaining to the Acceptance of Foreign Capital from the International Bank for Reconstruction and Development, etc.

The Act on Special Measures Pertaining to the Acceptance of Foreign Capital from the International Bank for Reconstruction and Development, etc. shall be partially revised, as follows:

In Item (4) of Paragraph 2 of Article 2, “the preceding three (3) Items” shall be revised as “each of the preceding Items”; the same Item shall be revised as Item (5) of the said Paragraph; Items (1) to (3) of the said Paragraph shall be moved forward by one (1) item respectively; and the following Item shall be added to the said Paragraph as Item (1):

(1)	Japan Bank for International Cooperation

Article 25:	Partial Revision of the Act on Loans Rendered by Japan Finance Corporation Secured by Public Officers Pension

The Act on Loans Rendered by Japan Finance Corporation Secured by Public Officers Pension (Act No. 91 of 1954) shall be partially revised, as follows:

In Paragraph 1 of Article 10, “, Item (2) and Item (4)” shall be revised as “and Item (2).”

Article 26:	Partial Revision of the Act on Subsidies for Agricultural Improvement

The Act on Subsidies for Agricultural Improvement (Act No. 102 of 1956) shall be partially revised, as follows:

In Paragraph 2 of Article 3, “and Paragraph 1 of Article 12” shall be added after “Item (6) of Paragraph 1 of Article 11 of the same Act”; “those listed in each of the preceding Items (with respect to the operations listed in Item (4), excluding those listed in Item (7) of Schedule III hereto)” shall be revised as “those listed in each of the preceding Items”; and “; ‘(i) operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph’ referenced in Paragraph 1 of Article 12 of the same Act shall be treated as meaning ‘(i) the operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operations set forth in Paragraph 1 of Article 3 of the Act on Subsidies for Agricultural Improvement and (ii) the provision of information to the users of the operations set forth in (i) above pursuant to the provisions of Item (5) of Paragraph 1 of the preceding Article and (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph’” shall be deleted.

Article 27:	Partial Revision of the Administrative Case Litigation Act

The Administrative Case Litigation Act (Act No. 139 of 1962) shall be partially revised, as follows:

The following shall be added to the Paragraph following the Paragraph concerning Okinawa Development Finance Corporation in the Schedule.

Japan Bank for International Cooperation	Japan Bank for International Cooperation Act (Act No. 39 of 2011)

Article 28:	Partial Revision of the Income Tax Act

The Income Tax Act (Act No. 33 of 1965) shall be partially revised, as follows:

The following shall be added to the Paragraph following the Paragraph concerning Incorporated Educational Institutions (including the educational institutions incorporated pursuant to the provisions of Paragraph 4 of Article 64 (Advanced Vocational Schools and Miscellaneous Schools) of the Private Schools Act) in Schedule I.

Japan Bank for International Cooperation	Companies Act and Japan Bank for International Cooperation Act (Act No. 39 of 2011)

Article 29:	Partial Revision of the Corporation Tax Act

The Corporation Tax Act (Act No. 34 of 1965) shall be partially revised, as follows:

The following shall be added to the Paragraph following the Paragraph concerning Okinawa Development Finance Corporation in Schedule I.

Japan Bank for International Cooperation	Companies Act and Japan Bank for International Cooperation Act (Act No. 39 of 2011)

Article 30:	Partial Revision of the Stamp Tax Act

The Stamp Tax Act (Act No. 23 of 1967) shall be partially revised, as follows:

The following shall be added to the Paragraph following the Paragraph concerning Okinawa Development Finance Corporation in Schedule II.

Japan Bank for International Cooperation	Companies Act and Japan Bank for International Cooperation Act (Act No. 39 of 2011)

Article 31:	Partial Revision of the Registration and License Tax Act

The Registration and License Tax Act (Act No. 35 of 1967) shall be partially revised, as follows:

In Paragraph 1-2 of Schedule III, “(Act No. 34 of 1965)” shall be deleted; the same Paragraph shall be revised as Paragraph 1-3 of the same Schedule; and the following shall be added to the Paragraph following Paragraph 1 of the same Schedule.

1-2 Japan Bank for International Cooperation	Companies Act and Japan Bank for International Cooperation Act (Act No. 39 of 2011)	Registration or recording listed in Items (1) through (24) of Schedule I (excluding registration or recording of preservation, establishment or transfer of statutory lien, pledge or mortgage to be granted in order to secure the loan receivables for the corporations, among the ordinary corporations defined in Item (9) of Article 2 (Definitions) of the Corporation Tax Act (Act No. 34 of 1965), of which the amount of capital or contributions is more than the amount prescribed by the Cabinet Order, and mutual companies and foreign mutual companies)	The registration or recording of preservation, establishment or transfer of statutory lien, pledge or mortgage shall be limited to that accompanied by the document prescribed by the Ordinance of the Ministry of Finance which certifies that such registration or recording falls under the registration or recording in the third column.

Article 32:	Partial Revision of the Act on Temporary Measures concerning Financing for Improvement of Facilities for Fishery Processing Industry

The Act on Temporary Measures Concerning Financing for Improvement of Facilities for Fishery Processing Industry (Act No. 93 of 1977) shall be partially revised, as follows:

In Paragraph 3, “those listed in each of the preceding Items (with respect to the operations listed in Item (4), excluding those listed in Item (7) of Schedule III hereto)” shall be revised as “those listed in each of the preceding Items”; and “‘(i) operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph’ referenced in Paragraph 1 of Article 12 shall be treated as meaning ‘(i) the operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operations set forth in Paragraph 1 of the Act on Temporary Measures and (ii) the provision of information to the users of the operations set forth in (i) above pursuant to the provisions of Item (5) of Paragraph 1 of the same Article and (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph’” shall be revised as “‘operations listed in each Item of Paragraph 1 of the preceding Article’ referenced in Paragraph 1 of Article 12 shall be treated as meaning ‘(i) the operations listed in each Item of Paragraph 1 of the preceding Article and the operations set forth in Paragraph 1 of the Act on Temporary Measures’.”

Article 33:	Partial Revision of the Act on Temporary Measures concerning Fund for Improvement of Forestry Management Framework

The Act on Temporary Measures concerning Fund for Improvement of Forestry Management Framework (Act No. 51 of 1979) shall be partially revised, as follows:

In Paragraph 6 of Article 5, “those listed in each of the preceding Items (with respect to the operations listed in Item (4), excluding those listed in Item (7) of Schedule III hereto)” shall be revised as “those listed in each of the preceding Items”; and “‘(i) operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph’ shall be treated as meaning ‘(i) the operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operations set forth in Paragraph 4 of Article 5 of the Act on Temporary Measures and (ii) the provision of information to the users of the operations set forth in (i) above pursuant to the provisions of Item (5) of Paragraph 1 of the preceding Article and (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph’” shall be revised as “‘operations listed in each Item of Paragraph 1 of the preceding Article’ shall be treated as meaning ‘(i) the operations listed in each Item of Paragraph 1 of the preceding Article and the operations set forth in Paragraph 4 of Article 5 of the Act on Temporary Measures’.”

Article 34:	Partial Revision of the Consumption Tax Act

The Consumption Tax Act (Act No. 108 of 1988) shall be partially revised, as follows:

The following shall be added to the Paragraph following the Paragraph concerning Incorporated Educational Institutions (including the educational institutions incorporated pursuant to the provisions of Paragraph 4 of Article 64 (Advanced Vocational Schools and Miscellaneous Schools) of the Private Schools Act (Act No. 270 of 1949)) of the table in Item 1 of Schedule III.

Japan Bank for International Cooperation	Companies Act and Japan Bank for International Cooperation Act (Act No. 39 of 2011)

Article 35:	Partial Revision of the Act on Temporary Measures concerning Improvement of Management of Specified Agricultural Products Processing Industry

The Act on Temporary Measures concerning Improvement of Management of Specified Agricultural Products Processing Industry (Act No. 65 of 1989) shall be partially revised, as follows:

In Paragraph 3 of Article 5, “and Paragraph 1 of Article 12” shall be added after “Item (6) of Paragraph 1 of Article 11 of the same Act”; “those listed in each of the preceding Items (with respect to the operations listed in Item (4), excluding those listed in Item (7) of Schedule III hereto)” shall be revised as “those listed in each of the preceding Items”; and “; ‘ (i) operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph’ referenced in Paragraph 1 of Article 12 of the same Act shall be treated as meaning ‘(i) the operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operations set forth in Paragraph 1 Article 5 of the Act on Temporary Measures concerning Improvement of Management of Specified Agricultural Products Processing Industry and (ii) the provision of information to the users of the operations set forth in (i) above pursuant to the provisions of Item (5) of Paragraph 1 of the preceding Article and (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph’” shall be deleted.

Article 36:	Partial Revision of the Act on Promotion of Food Marketing Structure Improvement

The Act on Promotion on Food Marketing Structure Improvement (Act No. 59 of 1991) shall be partially revised, as follows:

In Paragraph 3 of Article 6, “and Paragraph 1 of Article 12” shall be added after “Item (6) of Paragraph 1 of Article 11 of the same Act”; “those listed in each of the preceding Items (with respect to the operations listed in Item (4), excluding those listed in Item (7) of Schedule III hereto)” shall be revised as “those listed in each of the preceding Items”; and “; ‘ (i) operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph’ referenced in Paragraph 1 of Article 12 of the same Act shall be treated as meaning ‘(i) the operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operations set forth in Paragraph 1 of Article 6 of the Act on Promotion on Food Marketing Structure Improvement and (ii) the provision of information to the users of the operations set forth in (i) above pursuant to the provisions of Item (5) of Paragraph 1 of the preceding Article and (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph’” shall be deleted.

Article 37:	Partial Revision of the Veterinary Practice Act

The Veterinary Practice Act (Act No. 46 of 1992) shall be partially revised, as follows:

In Paragraph 3 of Article 15, “and Paragraph 1 of Article 12” shall be added after “Item (6) of Paragraph 1 of Article 11 of the same Act”; “those listed in each of the preceding Items (with respect to the operations listed in Item (4), excluding those listed in Item (7) of Schedule III hereto)” shall be revised as “those listed in each of the preceding Items”; and “; ‘ (i) operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph’ referenced in Paragraph 1 of Article 12 of the same Act shall be treated as meaning ‘(i) the operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operations set forth in Paragraph 1 of Article 15 of the Veterinary Practice Act and (ii) the provision of information to the users of the operations set forth in (i) above pursuant to the provisions of Item (5) of Paragraph 1 of the preceding Article and (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph’” shall be deleted.

Article 38:	Partial Revision of the Act on Temporary Measures concerning Sophistication of Management of Food Manufacturing Process

The Act on Temporary Measures concerning Sophistication of Management of Food Manufacturing Process (Act No. 59 of 1998) shall be partially revised, as follows:

In Paragraph 3 of Article 10, “and Paragraph 1 of Article 12” shall be added after “Item (6) of Paragraph 1 of Article 11 of the same Act”; “those listed in each of the preceding Items (with respect to the operations listed in Item (4), excluding those listed in Item (7) of Schedule III hereto)” shall be revised as “those listed in each of the preceding Items”; and “; ‘ (i) operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph’ referenced in Paragraph 1 Article 12 of the same Act shall be treated as meaning ‘(i) the operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operations set forth in Paragraph 1 of Article 10 of the Act on Temporary Measures concerning Sophistication of Management of Food Manufacturing Process and (ii) the provision of information to the users of the operations set forth in (i) above pursuant to the provisions of Item (5) of Paragraph 1 of the preceding Article and (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph’” shall be deleted.

Article 39:	Partial Revision of the Act on Temporary Measures concerning Special Provisions of Credit Insurance for Medium-sized Enterprise Financed by Bankrupt Financial Institution

The Act on Temporary Measures concerning Special Provisions of Credit Insurance for Medium-sized Enterprise Financed by Bankrupt Financial Institution (Act No. 151 of 1998) shall be partially revised, as follows:

In Article 8, “‘(i) operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph’ referenced in Paragraph 1 of Article 12 (of the same Act) shall be treated as meaning ‘(i) operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph and those set forth in Article 7 of the Act on Temporary Measures concerning Special Provisions of Credit Insurance for Medium-sized Enterprise Financed by Bankrupt Financial Institution (Act No. 151 of 1998)’” shall be revised as “‘operations listed in each Item of Paragraph 1 of the preceding Article’ referenced in Paragraph 1 of Article 12 (of the same Act) shall be treated as meaning ‘operations listed in each Item of Paragraph 1 of the preceding Article and those set forth in Article 7 of the Act on Temporary Measures concerning Special Provisions of Credit Insurance for Medium-sized Enterprise Financed by Bankrupt Financial Institution (Act No. 151 of 1998)’.”

Article 40:	Partial Revision of the Act on the Appropriate Treatment and Promotion of Utilization of Livestock Manure

The Act on the Appropriate Treatment and Promotion of Utilization of Livestock Manure (Act No. 112 of 1999) shall be partially revised, as follows:

In Paragraph 3 of Article 11, “those listed in each of the preceding Items (with respect to the operations listed in Item (4), excluding those listed in Item (7) of Schedule III hereto)” shall be revised as “those listed in each of the preceding Items”; and “‘(i) operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph’ shall be treated as meaning ‘(i) the operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operations set forth in Paragraph 1 of Article 11 of the Act on Livestock Manure and (ii) the provision of information to the users of the operations set forth in (i) above pursuant to the provisions of Item (5) of Paragraph 1 of the preceding Article and (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph’” shall be revised as “‘operations listed in each Item of Paragraph 1 of the preceding Article’ shall be treated as meaning ‘(i) the operations listed in each Item of Paragraph 1 of the preceding Article and the operations set forth in Paragraph 1 of Article 11 of the Act on Livestock Manure’.”

Article 41:	Partial Revision of the Act on Access to Information Held by Independent Administrative Agencies

The Act on Access to Information Held by Independent Administrative Agencies (Act No. 140 of 2001) shall be partially revised, as follows:

The following shall be added to the Paragraph following the Paragraph concerning Okinawa Development Finance Corporation in Schedule I.

Japan Bank for International Cooperation	Japan Bank for International Cooperation Act (Act No. 39 of 2011)

Article 42:	Partial Revision of the Act on Special Measures concerning Facilitation of Investment to Agricultural Corporations

The Act on Special Measures concerning Facilitation of Investment to Agricultural Corporations (Act No. 52 of 2002) shall be partially revised, as follows:

In Paragraph 3 of Article 8, “those listed in each of the preceding Items (with respect to the operations listed in Item (4), excluding those listed in Item (7) of Schedule III hereto)” shall be revised as “those listed in each of the preceding Items”; and “‘(i) operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph’ shall be treated as meaning ‘(i) the operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operations set forth in Paragraph 1 of Article 8 of the Act on Special Measures and (ii) the provision of information to the users of the operations set forth in (i) above pursuant to the provisions of Item (5) of Paragraph 1 of the preceding Article and (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph’” shall be revised as “‘operations listed in each Item of Paragraph 1 of the preceding Article’ shall be treated as meaning ‘(i) the operations listed in each Item of Paragraph 1 of the preceding Article and the operations set forth in Paragraph 1 of Article 8 of the Act on Special Measures’.”

Article 43:	Partial Revision of the Act on the Protection of Personal Information Held by Independent Administrative Agencies, etc.

The Act for Partial Revision of the Act on the Protection of Personal Information Held by Independent Administrative Agencies, etc. (Act No. 59 of 2003) shall be partially revised, as follows:

The following shall be added to the Paragraph following the Paragraph concerning Okinawa Development Finance Corporation in the Schedule.

Japan Bank for International Cooperation	Japan Bank for International Cooperation Act (Act No. 39 of 2011)

Article 44:	Partial Revision of the Act on Reform of Public Services by Introduction of Competitive Bidding

The Act on Reform of Public Services by Introduction of Competitive Bidding (Act No. 51 of 2006) shall be partially revised, as follows:

In Paragraph 2 of Article 2, “Japan Bank for International Cooperation and” shall be added after “excluding those which are Kabushiki-Kaisha other than.”

Article 45:	Partial Revision of the Act for Partial Revision of Acton the Japan International Cooperation Agency, Independent Administrative Agency

The Act for Partial Revision of Act on the Japan International Cooperation Agency, Independent Administrative Agency shall be partially revised, as follows:

In Paragraph 1 of Article 4 of the Supplementary Provisions, “and Overseas Economic Cooperation Fund Bonds set forth in Paragraph 1 of Article 29-2 of the Former Fund Act” shall be deleted; “Japan Finance Corporation” shall be revised as “Japan Bank for International Cooperation”; in Paragraph 2 of the same Article, “Japan Bank for International Cooperation Bonds,” shall be revised as “Japan Bank for International Cooperation Bonds or”; “or Overseas Economic Cooperation Fund Bonds” shall be deleted; and “Japan Finance Corporation” shall be revised as “Japan Bank for International Cooperation.”

Article 46:	Partial Revision of the Japan Finance Corporation Act

The Japan Finance Corporation Act shall be partially revised, as follows:

In Article 1, “and (ii) the financial function to promote the overseas development and securement of resources which are important for Japan, to maintain and improve the international competitiveness of Japanese industries and to promote the overseas business having the purpose of preserving the global environment, such as preventing global warming,” and “while having the objective of contributing to the sound development of our country and the international economic community and ” shall be deleted.

In Item (5) of Article 2, “(excluding those falling under the operations listed in Item (6) of Article 41 hereof)” shall be deleted.

The title of Article 5 shall be revised as “Restriction on Use of the Name” and Paragraph 2 and Paragraph 3 of the same Article shall be deleted.

Item (4) of Paragraph 1 of Article 11 shall be revised, as follows:

4.	Deletion

In Item (6) of Paragraph 1 of Article 11, “(with respect to the operations listed in Item (4), excluding those listed in Item (7) of Schedule III hereto)” shall be deleted.

The title of Article 12 shall be revised as “Practice of Operations”; in Paragraph 1 of the same Article, “(i) operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph (hereinafter referred to as the “Domestic Financial Operations”),” shall be revised as “operations listed in each Item of Paragraph 1 of the preceding Article”; and in Paragraph 2 of the same Article, “the Domestic Financial Operations” shall be revised as “the operations.”

Article 13 shall be revised, as follows:

Article 13	Deletion

In Item (1) of Paragraph 4 of Article 16, “(Act No. 59, 1981)” shall be added after “the Banking Act.”

In Paragraph 3 of Article 31, “((i) public bonds, corporate bonds or any equivalent bond certificates or (ii) beneficial interests in trust)” shall be added after “the Corporate/Public Bonds, etc.,”; and in Paragraph 4 of the same Article, “through (7)” shall be revised as “and (7).”

Item (6) of Article 41 shall be revised, as follows:

6.	Deletion

The following Article shall be added as the Article following Article 46.

Article 46-2:	Carryover of Budget

1.	JFC may not use the expenditure budget for each business year in the following business year; provided, however, that if JFC has made any contract or conducted another act that leads to JFC’s payment during the relevant business year and failed to complete the payment of the expenditures during the relevant business year due to any inescapable accident, the expenditure budget related to such payment may be carried over and used in the following business year.

2.	When JFC intends to perform the carryover pursuant to the proviso of the preceding Paragraph, JFC shall prepare a carryover statement clarifying the relevant event and amount for each matter, and shall send it to the Minister of Finance through the competent Ministers and obtain the approval thereof.

3.	When JFC obtains the approval pursuant to the provisions of the preceding Paragraph, with respect to the expenditures listed in the carryover statement for which the approval has been obtained, a notification concerning the budget shall be deemed to have been provided pursuant to the provisions of Paragraph 1 of Article 34 hereof.

In Paragraph 2 of Article 48, “the Domestic Financial Operations and the Operation to Facilitate Crises Responses” shall be revised as “its operations.”

In the title of Article 49, “for Domestic Financial Operations, etc.” shall be deleted; in Paragraph 1 of the same Article, “the Domestic Financial Operations” shall be revised as “its operations”; “and the Operation to Facilitate Crises Responses” shall be deleted; and in Paragraph 5 of the same Article, “the Domestic Financial Operations and the Operation to Facilitate Crises Responses” shall be revised as “its operations.”

Article 50 shall be revised, as follows:

Article 50	Deletion

In Paragraph 1 of Article 51, “the preceding two (2) Articles” shall be revised as “Article 49”; in Paragraph 2 of the same Article, “and Paragraph 1 of the preceding Article” shall be deleted; and in Paragraph 4 of the same Article, “and Paragraph 3 of the preceding Article” shall be deleted.

In Item 1 of Article 53, “each Item of Paragraph 6 of Article 63” shall be revised as “each Item of Paragraph 4 of Article 63”; “Paragraph 5 of Article 63” shall be revised as “Paragraph 3 of Article 63”; and “Item (1) of Paragraph 6 of Article 63” shall be revised as “Item (1) of Paragraph 4 of Article 63.”

Paragraph 2 of Article 63 shall be revised, as follows:

2.	In the case set forth in the preceding Paragraph, upon performing the operations prescribed in Paragraph 1 of Article 11 and conducting the acts listed in each Item of Article 53, JFC shall be deemed as the financial instruments firm defined in Paragraph 9 of Article 2 of the Financial Instruments and Exchange Act, and the provisions of Chapter III, Section I, Subsection V and Section II, Subsection I of the same Act (excluding Article 35, Article 35-2, Articles 36-2 through 36-4, Item (2) of Paragraph 1 of Article 37, Item (2) of Paragraph 1 of Article 37-3, Article 37-7 and Article 38-2), Subsection V and Subsection VI (including the penal provisions relating to such provisions) shall apply.

In Paragraphs 3 and 4 of Article 63 shall be deleted; Paragraph 5 shall be revised as Paragraph 3; and Paragraph 6 shall be revised as Paragraph 4.

Item (6) of Paragraph 1 of Article 64 shall be revised, as follows:

(6)	Deletion

Item (5) of Article 73 shall be revised, as follows:

(5)	Deletion

In Article 74, “Paragraph 1 or 3 of Article 5” shall be revised as “Article 5.”

In Paragraph 1 of Article 23 of the Supplementary Provisions, “Paragraph 1 of Article 17 thereof or Paragraph 1 of Article 18 thereof” shall be revised as “or Paragraph 1 of Article 17 thereof”; Items (4) and (5) of the same Paragraph shall be deleted; and in Paragraph 2 of the same Article, “, the Small and Medium Enterprises Bonds, the Japan Bank for International Cooperation Bonds and the foreign currency bonds, etc.” shall be revised as “and the Small and Medium Enterprises Bonds.”

Article 24 of the Supplementary Provisions shall be revised, as follows:

Article 24:	Deletion

In Paragraph 2 of Article 36 of the Supplementary Provisions, “those listed in each of the preceding Items (with respect to the operations listed in Item (4), excluding those listed in Item (7) of Schedule III hereto)” shall be revised as “those listed in each of the preceding Items”; and “; ‘(i) operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph’ referenced in Paragraph 1 of Article 12 hereof shall be treated as meaning ‘(i) the operations listed in Items (1) through (3) of Paragraph 1 of the preceding Article and the operations set forth in Paragraph 1 of Article 36 of the Supplementary Provisions hereof and (ii) the provision of information to the users of the operations set forth in (i) above pursuant to the provisions of Item (5) of Paragraph 1 of the preceding Article and (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph’” shall be revised as “; ‘operations listed in each Item of Paragraph 1 of the preceding Article’ referenced in Paragraph 1 of Article 12 hereof shall be treated as meaning ‘operations listed in each Item of Paragraph 1 of the preceding Article and the operations set forth in Paragraph 1 of Article 36 of the Supplementary Provisions hereof’.”

In Item (1) of Paragraph 1 of Article 37 of the Supplementary Provisions, “(excluding Japan Bank for International Cooperation)” shall be added after “NLFC, etc.” and Item (2) of the same Paragraph shall be revised, as follows:

(2)	Deletion

In Item (3) of Paragraph 1 of Article 37 of the Supplementary Provisions, “(excluding Japan Bank for International Cooperation)” shall be added after “NLFC, etc.”; and in Paragraph 2 of the same Article,“; ‘(iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph’ referenced in Item (6) of Article 41 hereof shall be deemed to be replaced with ‘; (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph and (iv) (iv-i) the operations listed in Item (1) of Paragraph 1 of Article 37 of the Supplementary Provisions hereof (which operations are limited to those performed by Japan Bank for International Cooperation), the operations listed in Item (2) of the same Paragraph, the operations listed in Item (3) of the same Paragraph (those operations are limited to those related to the loan applications accepted by Japan Bank for International Cooperation) and (iv-ii) the operations listed in Items (4) and (5) of the same Paragraph, which are related to the operations set forth in (iv-i) above,’ ‘; (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph and (iv) finance and accounting related to the operations set forth in (i) and (iii) above’ referenced in Item (6) of Paragraph 1 of Article 64 hereof shall be treated as meaning ‘; (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph and (iv) (iv-i) the operations listed in Item (1) of Paragraph 1 of Article 37 of the Supplementary Provisions hereof (which operations are limited to those performed by Japan Bank for International Cooperation), the operations listed in Item (2) of the same Paragraph, the operations listed in Item (3) of the same Paragraph (those operations are limited to those related to the loan applications accepted by Japan Bank for International Cooperation) and (iv-ii) the operations listed in Items (4) and (5) of the same Paragraph, which are related to the operations set forth in (iv-i) above and (v) finance and accounting related to the operations set forth in (i) through (iv) above’” and “; ‘the operations listed in Item (6) of Article 41 hereof’ referenced in Item (1) of Paragraph 2 of Article 63 hereof shall be treated as meaning ‘the operations listed in Item (6) of Article 41 hereof and the operations set forth in Paragraph 1 of Article 37 of the Supplementary Provisions hereof (which operations are limited to those performed by Japan Bank for International Cooperation before the enforcement of the provisions of Article 42 of the Supplementary Provisions hereof or those related to the loan applications accepted by Japan Bank for International Cooperation before the enforcement of the same provisions)’” shall be deleted; “referenced in Item (2) of Paragraph 2 of Article 63 hereof” shall be revised as “referenced in Paragraph 2 of the preceding Article”; and “; ‘Paragraph 1 of Article 11 hereof’ referenced in Paragraph 3 of Article 63 hereof shall be treated as meaning ‘Paragraph 1 of Article 11 hereof or Paragraph 1 of Article 37 of the Supplementary Provisions hereof’” shall be deleted.

The following Article shall be added as the Article following Article 46 of the Supplementary Provisions.

Article 46-2:	Transitional Measures upon Enactment of Japan Bank for International Cooperation Act

1.	When Japan Bank for International Cooperation succeeds the obligations of JFC pursuant to the provisions of Paragraph 1 of Article 12 of the Supplementary Provisions of Japan Bank for International Cooperation Act (Act No. 39 of 2011), JFC and Japan Bank for International Cooperation shall be jointly and severally liable to perform the obligations related to all corporate bonds issued pursuant to the provisions of Articles 49 and 50 prior to the revision by the provisions of Article 46 of the Supplementary Provisions of the same Act outstanding at the time of such succession.

2.	The creditors of the corporate bonds set forth in the preceding Paragraph shall, with respect to the assets of JFC or Japan Bank for International Cooperation, have the right to have their claims satisfied, in preference to other creditors.

3.	The order of the statutory lien referred to in the preceding Paragraph shall be next to the general statutory lien under the provisions of the Civil Code.

Schedule III shall be revised, as follows:

Schedule III	Deletion

Article 47:	Partial Revision of the Act on Special Measures concerning Smooth Implementation of Realignment of United States Forces in Japan

The Act on Special Measures concerning Smooth Implementation of Realignment of United States Forces in Japan shall be partially revised, as follows:

In the table of contents, “The Japan Finance Corporation” shall be revised as “Japan Bank for International Cooperation.”

In Article 1, “The Japan Finance Corporation” shall be revised as “Japan Bank for International Cooperation.”

The title of Chapter 4 shall be revised, as follows:

Chapter 4: Special Provisions on the Operations of Japan Bank for International Cooperation

In the title of Article 16, “The Japan Finance Corporation” shall be revised as “Japan Bank for International Cooperation”; and in the same Article, “The Japan Finance Corporation may, notwithstanding the provisions of Articles 1 and 11 of the Japan Finance Corporation Act (Act No. 57 of 2007)” shall be revised as “Japan Bank for International Cooperation may, notwithstanding the provisions of Articles 1, 11 and 12 of Japan Bank for International Cooperation Act (Act No. 39 of 2011).”

In the title of Article 17 and in Paragraph 1 of the same Article, “The Japan Finance Corporation” shall be revised as “Japan Bank for International Cooperation”; in Paragraph 2 of the same Article, “The Japan Finance Corporation” shall be revised as “Japan Bank for International Cooperation”; “the amount contributed pursuant to Paragraph 1 of Article 4 of the Japan Finance Corporation Act” shall be revised as “the amount contributed pursuant to Paragraph 1 of Article 4 of Japan Bank for International Cooperation Act, the amount contributed pursuant to Paragraph 1 of Article 4 of the Japan Finance Corporation Act (Act No. 57 of 2007) prior to the revision by Article 46 of the Supplementary Provisions of Japan Bank for International Cooperation Act (hereinafter referred to as the “Former JFC Act” in this Paragraph)”; and “the same Act” shall be revised as “the Former JFC Act.”

Article 18 shall be revised, as follows:

Article 18:	Classification of Budget

1.	In the case where the Financial Operations for Facilitating Realignment of United States Forces in Japan are conducted, the budget pursuant to the provisions of Paragraph 1 of Article 16 of Japan Bank for International Cooperation Act shall be classified by the type of operations listed in each Item of the following Article.

2.	The provisions of the preceding Paragraph shall apply mutatis mutandis to the supplementary budget pursuant to the provisions of Paragraph 1 of Article 21 of Japan Bank for International Cooperation Act and the provisional budget pursuant to the provisions of Paragraph 1 of Article 22 of the same Act.

The following three (3) Articles shall be added as the Articles following Article 18.

Article 18-2:	Separate Accounting

In the case where Japan Bank for International Cooperation conducts the Financial Operations for Facilitating Realignment of United States Forces in Japan, Japan Bank for International Cooperation shall separate the accounting for each category of operations listed below and allocate it by establishing the respective accounts for each category of the operations:

(1)	The operations listed in each Item of Article 11 of Japan Bank for International Cooperation Act; and

(2)	The Financial Operations for Facilitating Realignment of United States Forces in Japan.

Article 18-3:	Allocation of the Stated Capital, etc.

In the case where Japan Bank for International Cooperation conducts the Financial Operations for Facilitating Realignment of United States Forces in Japan, Japan Bank for International Cooperation shall allocate the capital, reserves or funds listed below to each account related to the operations listed in each Item of the preceding Article, pursuant to the separation of accounting set forth in the same Article:

(1)	The capital or reserves that will increase by the contribution of the Government pursuant to the provisions of Paragraph 1 of Article 4 of Japan Bank for International Cooperation Act; and

(2)	The funds procured through borrowings of funds or issuance of corporate bonds pursuant to Article 33 of Japan Bank for International Cooperation Act, or the funds procured through borrowings of funds pursuant to Article 33 of the same Act, which shall apply by making replacements pursuant to the provisions of Paragraph 1 of Article 22 or the funds delivered pursuant to Paragraph 2 of Article 21.

Article 18-4:	Mutatis Mutandis Application, etc. of Companies Act Related to Separate Accounting

1.	The provisions of Articles 295, 337, 374, 396, 431 through 443, 446 and 447 of the Companies Act (Act No. 86 of 2005) shall apply mutatis mutandis to the accounting conducted by Japan Bank for International Cooperation by making the separation of account pursuant to the provisions of Article 18-2. In this case, “the amount of the surplus of a Stock Company” and “the sum of the amounts listed in Items (v) through (vii) from the sum of the amounts listed in Items (i) through (iv)” referenced in Article 446 of the Companies Act shall be deemed to be replaced, respectively, with “the amount of the surpluses belonging to the accounts established pursuant to the provisions of Article 18-2 of the Act on Special Measures concerning Smooth Implementation of Realignment of United States Forces in Japan (Act No. 67 of 2007; hereinafter referred to as the “Force Realignment Special Measures Act”)” and “the sum of the amounts that are listed in Items (v) through (vii) and are recorded in the accounts belonging to such surpluses from the sum of the amounts that are listed in Items (i) through (iv) and are recorded in the accounts belonging to such surpluses”; “stated capital” referenced in Paragraphs 1 and 2 of Article 447 of the Companies Act shall be deemed to be replaced with “stated capital belonging to the accounts established pursuant to the provisions of Article 18-2 of the Force Realignment Special Measures Act”; “is to be appropriated to Reserves” and “and the amount to be appropriated to Reserves” referenced in Item (2) of Paragraph 1 of the same Article shall be deemed to be replaced, respectively, with “is to be appropriated to Reserves belonging to the accounts established pursuant to the provisions of the same Article” and “and the amount to be appropriated to such Reserves”; and “stated capital concurrently with” and “stated capital (after/before)” referenced in Paragraph 3 of the same Article shall be deemed to be replaced, respectively, with “stated capital belonging to the accounts established pursuant to the provisions of Article 18-2 of the Force Realignment Special Measures Act concurrently with” and “stated capital belonging to the accounts established pursuant to the provisions of the same Article (after/before).” Other necessary technical replacements shall be prescribed by a Cabinet Order.

2.	The provisions of Articles 448 and 449 of the Companies Act and the provisions of Paragraph 1 (limited to the part related to Item (5) thereof) and Paragraph 2 (limited to the part related to Item (5) thereof) of Article 828 of the Companies Act shall apply mutatis mutandis to the accounting conducted by Japan Bank for International Cooperation by making the separation of account pursuant to the provisions of Article 18-2, except for the cases where the accumulation of reserves is made pursuant to the provisions of Paragraph 1 of Article 31 of Japan Bank for International Cooperation Act, which shall apply by making replacements pursuant to the provisions of Paragraph 1 of Article 22 hereof, and the drawing down of reserves is made pursuant to the provisions of Paragraph 2 of Article 31 of the same Act, which shall apply by making replacements pursuant to the provisions of Paragraph 1 of Article 22 hereof. In this case, “Reserves” referenced in Paragraphs 1 and 2 of Article 448 of the Companies Act shall be deemed to be replaced with “Reserves belonging to the accounts established pursuant to the provisions of Article 18-2 of the Force Realignment Special Measures Act”; “is to be appropriated to the stated capital” and “and the amount to be appropriated to the stated capital” referenced in Item (2) of Paragraph 1 of the same Article shall be deemed to be replaced, respectively, with “is to be appropriated to the stated capital belonging to the accounts established pursuant to the provisions of the same Article” and “and the amount to be appropriated to such stated capital”; and “Reserves concurrently with” and “Reserves (after/before)” referenced in Paragraph 3 of the same Article shall be replaced, respectively, with “Reserves belonging to the accounts established pursuant to the provisions of Article 18-2 of the Force Realignment Special Measures Act concurrently with” and “Reserves belonging to the accounts established pursuant to the provisions of the same Article (after/before).” Other necessary technical replacements shall be prescribed by a Cabinet Order.

3.	The amount of Japan Bank for International Cooperation’s capital at the time when Japan Bank for International Cooperation has increased or decreased the amount of capital belonging to the accounts established pursuant to the provisions of Article 18-2 shall be the total amount of capital belonging to all the accounts after such increase or decrease is made. The amount of Japan Bank for International Cooperation’s reserves at the time when Japan Bank for International Cooperation has increased or decreased the amount of reserves belonging to the accounts established pursuant to the provisions of the same Article shall be the total amount of reserves belonging to all of its accounts after such increase or decrease is made. In this case, the provisions of Articles 447 through 449 of the Companies Act and Paragraph 1 (limited to the part related to Item (5) thereof) and Paragraph 2 (limited to the part related to Item (5) thereof) of Article 828 of the Companies Act shall not apply.

In Paragraph 1 of Article 19, “the Financial Account Related to the Financial Operations for Facilitating Realignment of United States Forces in Japan” shall be revised as “the Financial Account Related to the Financial Operations for Facilitating Realignment of United States Forces in Japan (meaning the accounts related to the operations listed in Item (2) of Article 18-2; the same shall apply hereinafter).”

In Article 20, “the Japan Finance Corporation” shall be revised as “Japan Bank for International Cooperation.”

In Paragraph 1 of Article 21, “to the Japan Finance Corporation in lieu of the contribution pursuant to the provisions of Paragraph 1 of Article 4 of the Japan Finance Corporation Act” shall be revised as “to Japan Bank for International Cooperation in lieu of the contribution pursuant to the provisions of Paragraph 1 of Article 4 of Japan Bank for International Cooperation Act,” and in Paragraph 2 of the same Article, “the Japan Finance Corporation” shall be revised as “Japan Bank for International Cooperation.”

Article 22 shall be revised, as follows:

Article 22:	Application, etc. of Japan Bank for International Cooperation Act

In the case where the Financial Operations for Facilitating Realignment of United States Forces in Japan are conducted, the terms and phrases listed in the middle column of the following table, which appear in the provisions of Japan Bank for International Cooperation Act listed in the leftmost column of the same table shall be deemed to be replaced with the terms and phrases listed in the rightmost column of said the same table, respectively.

Article 11, Item (8)	“operations provided by JBIC”	“operations provided by JBIC (excluding the Financial Operations for Facilitating Realignment of United States Forces in Japan (hereinafter simply referred to as the “Financial Operations for Facilitating Realignment of U.S. Forces Japan”) defined in Article 16 of the Act on Special Measures concerning Smooth Implementation of Realignment of United States Forces in Japan (Act No. 67 of 2007; hereinafter referred to as the “Force Realignment Special Measures Act”)”
Article 20, Paragraph 3, Article 24, Paragraph 2 and Article 25, Paragraph 2	“the Board of Audit of Japan”	“the Board of Audit of Japan and the Minister of Defense”
Article 21, Paragraph 2	“and the preceding two (2) Articles”	“, Article 19 and the preceding Article, which shall apply by making replacements pursuant to the provisions of Paragraph 1 of Article 22 of the Force Realignment Special Measures Act,”

Article 22, Paragraph 2	“Articles 16 (excluding Paragraph 1), 19 and 20 hereof”	“Articles 16 (excluding Paragraph 1) and 19 and Article 20, which shall apply by making replacements pursuant to the provisions of Paragraph 1 of Article 22 of the Force Realignment Special Measures Act,”
Article 27, Paragraph 1	“every business year”	“every business year, in accordance with the classification of budget pursuant to the provisions of Paragraph 1 of Article 18 of the Force Realignment Special Measures Act,”
Article 31, Paragraph 1	“In the event that the amount of the surplus recorded in the settlement of accounts for each business year”	“In the event that the amount of the surplus recorded in the respective accounts related to the operations listed in each Item of Article 18-2 of the Force Realignment Special Measures Act for the settlement of accounts for each business year”
Article 31, Paragraph 2	“In the event that the amount of the surplus recorded in the settlement of accounts for each business year”	“In the event that the amount of the surplus recorded in the respective accounts set forth in the preceding Paragraph for the settlement of accounts for each business year”
	“the preceding Paragraph”	“the same Paragraph”
Article 31, Paragraph 4	“any disposition of its surplus, such as dividends of its surplus,”	“any disposition of its surplus, such as dividends of its surplus, and any disposition of the surplus, such as dividend of the surplus belonging to the respective accounts related to the operations listed in each Item of Article 18-2 of the Force Realignment Special Measures Act,”

Article 33, Paragraph 1	“operations”	“operations (including the Financial Operations for Facilitating Realignment of U.S. Forces Japan)”
	“the monetary loans”	“the monetary loans (including those pursuant to the provisions of Paragraph 1 of Article 22 of the Force Realignment Special Measures Act)”
Article 37	“In addition to those provided for in this Act and the Cabinet Orders thereunder,”	“In addition to those provided for in this Act and the Force Realignment Special Measures Act and the Cabinet Orders under these Acts,”
Article 38, Paragraph 1	“The Minister of Finance”	“The Minister of Finance (with respect to the matters related to the Financial Operations for Facilitating Realignment of U.S. Forces Japan and the Financial Account Related to the Financial Operations for Facilitating Realignment of United States Forces in Japan (meaning the accounts related to the operations listed in Item (2) of Article 18-2 of the Force Realignment Special Measures Act; the same shall apply hereinafter), the Minister of Finance and the Minister of Defense)”
	“this Act”	“this Act or the Force Realignment Special Measures Act”
Article 38, Paragraph 2 and Article 39, Paragraph 1	“The Minister of Finance”	“The Minister of Finance (with respect to the matters related to the Financial Operations for Facilitating Realignment of U.S. Forces Japan and the Financial Account Related to the Financial Operations for Facilitating Realignment of United States Forces in Japan, the Minister of Finance and the Minister of Defense)”
	“this Act”	“this Act or the Force Realignment Special Measures Act”

Article 40, Paragraphs 1 and 2	“The Minister of Finance”	“The Minister of Finance (with respect to the matters related to the Financial Operations for Facilitating Realignment of U.S. Forces Japan and the Financial Account Related to the Financial Operations for Facilitating Realignment of United States Forces in Japan, the Minister of Finance and the Minister of Defense)”
Article 45	“Article 39, Paragraph 1 hereof”	“Paragraph 1 of Article 39 hereof (including the case where the same Paragraph is applied by making replacements pursuant to the provisions of Paragraph 1 of Article 22 of the Force Realignment Special Measures Act; the same shall apply in this Article)”
	“the same Paragraph”	“Article 39, Paragraph 1”
Article 46, Item (3)	“any operations other than those set forth in Article 11 hereof”	“any operations other than those set forth in Article 11 hereof and Article 16 of the Force Realignment Special Measures Act”
Article 46, Item (6)	“Article 38, Paragraph 2 hereof”	“Paragraph 2 of Article 38 hereof (including the case where the same Paragraph is applied by making replacements pursuant to the provisions of Paragraph 1 of Article 22 of the Force Realignment Special Measures Act)”
	“the Minister of Finance”	“the Minister of Finance (with respect to the matters related to the Financial Operations for Facilitating Realignment of U.S. Forces Japan and the Financial Account Related to the Financial Operations for Facilitating Realignment of United States Forces in Japan, the Minister of Finance and the Minister of Defense)”
Article 52 of the Supplementary Provisions	“JBIC’s Operations”	“JBIC’s Operations (excluding the Financial Operations for Facilitating Realignment of U.S. Forces Japan)”

2.	In the case where the Financial Operations for Facilitating Realignment of United States Forces in Japan are to be conducted, upon giving approval pursuant to the provisions of Paragraph 3 of Article 41 of Japan Bank for International Cooperation Act, the Minister of Finance shall consult with the Minister of Defense in advance.

3.	In the case where the Financial Operations for Facilitating Realignment of United States Forces in Japan are to be conducted, upon receiving the report on the budget pursuant to the provisions of Paragraph 1 of Article 16 of Japan Bank for International Cooperation Act, the report on the supplementary budget pursuant to the provisions of Paragraph 1 of Article 21 of the same Act, the report on the provisional budget pursuant to the provisions of Paragraph 1 of Article 22 of the same Act, the balance sheet, the income statement, the list of assets and the management report pursuant to the provisions of Paragraph 2 of Article 26 of the same Act, and the report on the settlement of accounts pursuant to the provisions of Paragraph 1 of Article 27 of the same Act, the Minister of Finance shall notify the Minister of Defense of such fact without delay.

In the provisions of Paragraphs 1 through 3 of Article 23, “The Japan Finance Corporation” shall be revised as “Japan Bank for International Cooperation,” and “(Act No. 86 of 2005)” shall be deleted from Paragraph 4 of the same Article.

In Article 24, “The Japan Finance Corporation” shall be revised as “Japan Bank for International Cooperation.”

Article 48:	Partial Revision of the Act concerning the Management of Official Documents, etc.

The Act concerning the Management of Official Documents, etc. (Act No. 66 of 2009) shall be partially revised, as follows:

The following shall be added to the Paragraph following the Paragraph concerning Okinawa Development Finance Corporation in Schedule I.

Japan Bank for International Cooperation	Japan Bank for International Cooperation Act (Act No. 39 of 2011)

Article 49:	Partial Revision of the Act concerning the Promotion of Businesses for Development and Manufacture of Energy Environment Conforming Products

The Act concerning the Promotion of Businesses for Development and Manufacture of Energy Environment Conforming Products (Act No. 38 of 2010) shall be partially revised, as follows:

Paragraph 2 of Article 48 and Paragraphs 1 and 5 of Article 49 of the table in Article 17 shall be deleted; in Paragraph 1 of Article 51 of the same table, “the preceding two (2) Articles” shall be revised as “Article 49” and “and the preceding Article” shall be deleted; and Paragraph 4 of Article 51 of the same table shall be deleted.

Article 50:	Transitional Measures Necessary in Connection with Revision of Japan Finance Corporation Act, etc.

1.	The acts, such as disposition and procedures, performed before the enforcement of the provisions of Article 46 of the Supplementary Provisions hereof pursuant to the provisions of the Former JFC Act (limited to those acts related to the matters listed in Item (6) of Paragraph 1 of Article 64 of the Former JFC Act) shall be deemed as the acts, such as disposition and procedures, performed pursuant to the corresponding provisions of this Act.

2.	In addition to the matters set forth in the preceding Paragraph, the transitional measures which are necessary in connection with the enforcement of this Act shall be prescribed by a Cabinet Order.

Article 51:	Transitional Measures Concerning Application of Penal Provisions

With regard to the application of penal provisions to the acts performed prior to the enforcement of the provisions of the proviso of Article 1 of the Supplementary Provisions hereof, the penal provisions in force theretofore shall remain applicable.

Article 52:	Review on Status of JBIC’s Operations

After the establishment of JBIC, the Government shall, taking into consideration the status of the enforcement of this Act, review the status of JBIC’s operations, from the point of view that JBIC has the purpose of supplementing the financial transactions implemented by ordinary financial institutions, and the Government shall, when it finds necessary, implement the required measures, such as the abolishment of operations, based on the results thereof.

This English version of the Act has been prepared purely for information purposes, and should not be considered as an official translation of Japan Bank for International Cooperation or any authorities of Japanese Government.